Exhibit 10.2

CONFORMED VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of April 17, 2020 (this “Amendment”), among Lamb Weston Holdings, Inc. (the “Borrower”), the Guarantors, the Lenders party hereto (who constitute Required Lenders) and Bank of America, N.A., as administrative agent (the “Administrative Agent”).

WHEREAS, reference is hereby made to the Credit Agreement dated as of November 9, 2016 (the “Credit Agreement”, as amended by Amendment No. 1, dated as of August 15, 2017, Amendment No. 2, dated as of December 1, 2017 and Amendment No. 3, dated as of June 25, 2019 and as amended by this Amendment, the “Amended Credit Agreement”) among the Borrower, the Guarantors, the Administrative Agent and the financial institutions party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement;

WHEREAS, the Borrower has requested to amend the Credit Agreement on the terms set forth herein;

WHEREAS, the Credit Agreement provides that this Amendment may become effective with the consent of the Loan Parties, the Administrative Agent and Lenders constituting the Required Lenders; and

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.          Amendments. Effective as of the Amendment No. 4 Effective Date (as defined below), the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

SECTION 2.          Representations and Warranties. In order to induce the Lenders to consent to this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that on and as of the date hereof both before and after giving effect to this Amendment (i) the representations and warranties of each Loan Party contained in Article VI of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects; (ii) no Default exists as of the Amendment No. 4 Effective Date or will result from this Amendment; (iii) this Amendment is within each Loan Party’s corporate, limited liability company or other organizational powers and has been duly authorized by all necessary corporate, limited liability company or other organizational action and, if required, stockholder action; and (iv) this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

SECTION 3.          Effect of Amendment. On and after the Amendment No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. The Amended Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall not be impaired or limited by the execution or effectiveness of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION 4.          Conditions to Effectiveness. The effectiveness of Section 1 of this Amendment shall be subject solely to the satisfaction of the following conditions precedent (the first date upon which such conditions precedent are satisfied, the “Amendment No. 4 Effective Date”):

(a)            The Administrative Agent shall have received from each Loan Party and Lenders constituting the Required Lenders duly signed counterparts of this Amendment.

(b)            To the extent invoiced at least three (3) Business Days prior to the date hereof and payable under and in accordance with Section 11.04 of the Credit Agreement, the Borrower shall have paid the reasonable out of pocket expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) incurred in connection with this Amendment.

SECTION 5.          Acknowledgement and Affirmation.

(a)            Each Loan Party hereby expressly acknowledges the terms of this Amendment and affirms or reaffirms, as applicable, as of the date hereof the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby.

(b)            Each Loan Party, by its signature below, hereby affirms and confirms (1) its obligations under each of the Loan Documents to which it is a party, and (2) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents.

SECTION 6.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.          Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LAMB WESTON HOLDINGS, INC. as the Borrower

By:	/s/ Robert M. McNutt
	Name:	Robert M. McNutt
	Title:	Senior Vice President and Chief Financial Officer

LAMB WESTON, INC. as a Guarantor

By:
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB WESTON SALES, INC. as a Guarantor

By:
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB-WESTON/MIDWEST, INC. as a Guarantor

By:
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB WESTON BSW, LLC as a Guarantor

By:
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

[Lamp Weston - Signature Page to Amendement No. 4]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LAMB WESTON HOLDINGS, INC. as the Borrower

By:
	Name:	Robert M. McNutt
	Title:	Senior Vice President and Chief Financial Officer

LAMB WESTON, INC. as a Guarantor

By:	/s/ Bernadette M. Madarieta
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB WESTON SALES, INC. as a Guarantor

By:	/s/ Bernadette M. Madarieta
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB-WESTON/MIDWEST, INC. as a Guarantor

By:	/s/ Bernadette M. Madarieta
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

LAMB WESTON BSW, LLC as a Guarantor

By:	/s/ Bernadette M. Madarieta
	Name:	Bernadette M. Madarieta
	Title:	President and Treasurer

[Lamp Weston - Signature Page to Amendement No. 4]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Casey Cosgrove
	Name:	Casey Cosgrove
	Title:	Director

[Lamp Weston - Signature Page to Amendement No. 4]

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Jamie Minieri
	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Lamp Weston - Signature Page to Amendement No. 4]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Tony Yung
	Name:	Tony Yung
	Title:	Executive Director

[Lamp Weston - Signature Page to Amendement No. 4]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Executive Director

[Lamp Weston - Signature Page to Amendement No. 4]

U.S. Bank National Association,
as a Lender (type name of the legal entity)

By:	/s/ Michael Ryno
	Name:	Michael Ryno
	Title:	Vice President

If a second signature is necessary:

By:
Name:
Title:

[Lamp Weston - Signature Page to Amendement No. 4]

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Peter Kiedrowski
	Name:	Peter Kiedrowski
	Title:	Managing Director

[Lamp Weston - Signature Page to Amendement No. 4]

Northwest Farm Credit Services, PCA, as a Lender

By:	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

AgChoice Farm Credit, ACA for itself and/or as agent/nominee for AgChoice Farm Credit, FLCA, as a Voting Participant

By:	/s/ Joshua L. Larock
	Name:	Joshua L. Larock
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

Capital Farm Credit, FLCA, as a Voting Participant

By:	/s/ Donald L. Palm
	Name:	Donald L. Palm
	Title:	SVP/Capital Markets

[Lamp Weston - Signature Page to Amendement No. 4]

AgCountry Farm Credit Services , FLCA (as successor to United FCS, FLCA, d/ b/a FCS Commercial Finance Group), as a Voting Participant

By:	/s/ Warren Shoen
	Name:	Warren Shoen
	Title:	Senior Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

AgCountry Farm Credit Services, FLCA, as a Voting Participant

By:	/s/ Nicole Schwartz
	Name:	Nicole Schwartz
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

AgFirst Farm Credit Bank, as a Voting Participant

By:	/s/ Matt Jeffords
	Name:	Matt Jeffords
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

American AgCredit, FLCA, as a Voting Participant

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

CoBank FCB, as a Voting Participant

By:	/s/ James J. Trankle
	Name:	James J. Trankle
	Title:	Managing Director

[Lamp Weston - Signature Page to Amendement No. 4]

Compeer Financial, FLCA successor to AgStar Financial, FLCA and 1st Farm Credit Services, FLCA, as a Voting Participant

By:	Graham J. Dee
	Name:	Graham J. Dee
	Title:	Director, Capital Markets

[Lamp Weston - Signature Page to Amendement No. 4]

Farm Credit Bank of Texas, as a Voting Participant

By:	/s/ Alan Robinson
	Name:	Alan Robinson
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

Farm Credit East, ACA, as a Voting Participant

By:	/s/ Eric W. Pohlman
	Name:	Eric W. Pohlman
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

Farm Credit Mid-America, FLCA, f/k/a Farm Credit Services of Mid-America, FLCA, as a Voting Participant

By:	/s/ Roy L. Bennett
	Name:	Roy L. Bennett
	Title:	Senior Credit Officer Food & Agribusiness

[Lamp Weston - Signature Page to Amendement No. 4]

Farm Credit West, FLCA, as a Voting Participant

By:	/s/ Robert Stornetta
	Name:	Robert Stometta
	Title:	Senior Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

Farm Credit Services of America, FLCA, as a Voting Participant

By:	/s/ Bruce Dean
	Name:	Bruce Dean
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

GreenStone Farm Credit Services , FLC A, as a Voting Participant

By:	/s/ Curtis Flammini
	Name:	Curtis Flammini
	Title:	VP of Capital Markets

[Lamp Weston - Signature Page to Amendement No. 4]

Northwest Farm Credit Services, PCA, as a Voting Participant,

By:	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	Vice President

[Lamp Weston - Signature Page to Amendement No. 4]

Exhibit A

See attached.

EXHIBIT A

Published CUSIP Number: 51326UAA1

CREDIT AGREEMENT

Dated as of November 9, 2016

among

LAMB WESTON HOLDINGS, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS BANK USA

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

NORTHWEST FARM CREDIT SERVICES, PCA

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH

MIZUHO BANK, LTD.

THE BANK OF NOVA SCOTIA,
as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~38~~39
1.03	Accounting Terms	~~39~~40
1.04	Rounding	~~40~~41
1.05	Times of Day	~~40~~41
1.06	Letter of Credit Amounts	~~40~~41
1.07	Exchange Rates; Currency Equivalents	~~41~~42
1.08	Additional Alternative Currencies	~~41~~42
1.09	Change of Currency	~~42~~43
1.10	Limited Condition Acquisitions	~~43~~44

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~43~~44

2.01	Revolving Loans and Term Loans	~~43~~44
2.02	Borrowings, Conversions and Continuations of Loans	~~47~~48
2.03	Letters of Credit	~~48~~49
2.04	Swing Line Loans	~~58~~59
2.05	Prepayments	~~59~~60
2.06	Termination or Reduction of Revolving Commitments	~~62~~63
2.07	Repayment of Loans	~~63~~64
2.08	Interest.	~~63~~64
2.09	Fees	~~64~~65
2.10	Computation of Interest and Fees	~~65~~66
2.11	Evidence of Debt	~~65~~66
2.12	Payments Generally; Administrative Agent’s Clawback	~~66~~67
2.13	Sharing of Payments by Lenders	~~68~~69
2.14	Cash Collateral	~~68~~69
2.15	Defaulting Lenders	~~69~~70

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~72~~73

3.01	Taxes	~~72~~73
3.02	Illegality	~~76~~77
3.03	Inability to Determine Rates	~~77~~78
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	~~78~~79
3.05	Compensation for Losses	~~79~~80
3.06	Mitigation Obligations; Replacement of Lenders	~~80~~81
3.07	Survival	~~80~~81

ARTICLE IV GUARANTY		~~80~~81

4.01	The Guaranty	~~80~~81
4.02	Obligations Unconditional	~~81~~82
4.03	Reinstatement	~~82~~83
4.04	Certain Additional Waivers	~~82~~83
4.05	Remedies	~~82~~83
4.06	Rights of Contribution	~~83~~84
4.07	Guarantee of Payment; Continuing Guarantee	~~83~~84
4.08	Keepwell	~~83~~84

i

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~84~~85

5.01	Conditions of Initial Credit Extension	~~84~~85
5.02	Conditions to all Credit Extensions	~~86~~87

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~87~~88

6.01	Organization; Powers	~~87~~88
6.02	Authorization; Enforceability	~~87~~88
6.03	Governmental Approvals; No Conflicts	~~87~~88
6.04	Financial Condition; No Material Adverse Change	~~88~~89
6.05	Properties	~~88~~89
6.06	Litigation and Environmental Matters	~~88~~89
6.07	Compliance with Laws	~~88~~89
6.08	Investment Company Status	~~89~~90
6.09	Taxes	~~89~~90
6.10	ERISA	~~89~~90
6.11	Disclosure	~~89~~90
6.12	Solvency	~~89~~90
6.13	Security Interests in Collateral	~~90~~91
6.14	Labor Disputes	~~90~~91
6.15	No Default	~~90~~91
6.16	Federal Reserve Regulations	~~90~~91
6.17	OFAC; Anti-Corruption Laws	~~90~~91
6.18	Insurance	~~91~~92
6.19	EEA Financial Institutions	~~91~~92
6.20	Covered Entities	92

ARTICLE VII AFFIRMATIVE COVENANTS		~~91~~92

7.01	Financial Statements and Other Information	~~91~~92
7.02	Notices of Material Events	~~93~~94
7.03	Existence; Conduct of Business	~~94~~95
7.04	Payment of Obligations	~~94~~95
7.05	Maintenance of Properties	~~94~~95
7.06	Books and Records; Inspection Rights	~~94~~95
7.07	Compliance with Laws	~~95~~96
7.08	Use of Proceeds	~~95~~96
7.09	Insurance	~~95~~96
7.10	Subsidiary Guarantors; Pledges; Collateral; Further Assurances	~~95~~96
7.11	Farm Credit Equities and Security	~~96~~97
7.12	Post-Closing	~~97~~98

ARTICLE VIII NEGATIVE COVENANTS		~~97~~98

8.01	Indebtedness	~~97~~98
8.02	Liens	~~100~~101
8.03	Fundamental Changes	~~103~~104
8.04	Investments, Loans, Advances and Acquisitions	~~104~~105
8.05	Asset Sales	~~105~~107
8.06	Sale and Leaseback Transactions	~~107~~109
8.07	Restricted Payments	~~107~~109
8.08	Transactions with Affiliates	~~110~~111
8.09	Restrictive Agreements	~~111~~112

ii

8.10	Prepayments of Specified Indebtedness and Amendments to Specified Indebtedness and Organizational Documents	~~112~~113
8.11	Financial Covenants	~~113~~114
8.12	Sanctions; Anti-Corruption Laws	~~114~~115

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		~~114~~115

9.01	Events of Default	~~114~~115
9.02	Remedies Upon Event of Default	~~115~~117
9.03	Application of Funds	~~117~~118

ARTICLE X ADMINISTRATIVE AGENT		~~118~~119

10.01	Appointment and Authority	~~118~~119
10.02	Rights as a Lender	~~118~~119
10.03	Exculpatory Provisions	~~119~~120
10.04	Reliance by Administrative Agent	~~119~~120
10.05	Delegation of Duties	~~120~~121
10.06	Resignation of Administrative Agent	~~120~~121
10.07	Non-Reliance on Administrative Agent and Other Lenders	~~121~~122
10.08	No Other Duties; Etc.	~~122~~123
10.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~122~~123
10.10	Collateral and Guaranty Matters	~~123~~124
10.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~124~~125

ARTICLE XI MISCELLANEOUS		~~124~~125

11.01	Amendments, Etc.	~~124~~125
11.02	Notices; Effectiveness; Electronic Communications	~~126~~127
11.03	No Waiver; Cumulative Remedies; Enforcement	~~127~~129
11.04	Expenses; Indemnity; Damage Waiver	~~129~~130
11.05	Payments Set Aside	~~130~~132
11.06	Successors and Assigns	~~132~~133
11.07	Treatment of Certain Information; Confidentiality	~~137~~138
11.08	Rights of Setoff	~~138~~139
11.09	Interest Rate Limitation	~~138~~139
11.10	Counterparts; Integration; Effectiveness	~~139~~140
11.11	Survival of Representations and Warranties	~~139~~140
11.12	Severability	~~139~~140
11.13	Replacement of Lenders	~~139~~140
11.14	Governing Law; Jurisdiction; Etc.	~~140~~141
11.15	Waiver of Jury Trial	~~141~~142
11.16	No Advisory or Fiduciary Responsibility	~~141~~142
11.17	Electronic Execution of Assignments and Certain Other Documents	~~142~~143
11.18	USA PATRIOT Act Notice	~~142~~143
11.19	Judgment Currency	~~143~~144
11.20	Release of Collateral and Guaranty Obligations	~~143~~144
11.21	Entire Agreement	~~144~~145
11.22	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~144~~145
11.23	Acknowledgement Regarding Any Supported QFCs	146
11.24	Waiver of Borrower Rights	~~145~~147
11.25	Certain ERISA Matters	147

iii

SCHEDULES

2.01	Commitments and Applicable Percentages
6.01	Subsidiaries
6.18	Insurance
7.12	Post-Closing
8.01	Indebtedness Existing on the Closing Date
8.02	Liens Existing on the Closing Date
8.04	Investments Existing on the Closing Date
8.09	Restrictive Agreements Existing on the Closing Date
11.02	Certain Addresses for Notices
11.06(e)	Voting Participants

EXHIBITS

A-1	Form of Loan Notice
A-2	Form of Swing Line Loan Notice
A-3	Form of Letter of Credit Report
A-4	Form of Additional L/C Issuer Notice
B	Form of Note
C	Forms of U.S. Tax Compliance Certificates
D	Form of Compliance Certificate
E	Form of Joinder Agreement
F	Form of Assignment and Assumption
G-1	Form of Permitted Pari Passu Intercreditor Agreement
G-2	Form of Junior Priority Intercreditor Agreement
H	Form of Voting Participant Notification

iv

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of November 9, 2016 among LAMB WESTON HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders and L/C Issuers (each as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender.

The Borrower has requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Credit Extension Amendment” means any amendment to this Agreement and, if applicable, the other Loan Documents establishing any Incremental Term Loan Commitment, Extended Term Loan, Extended Revolving Commitment or additional Revolving Commitment of any Class entered into by the Loan Parties and the Administrative Agent pursuant to Section 2.1 (which shall not require the consent of any Lender other than each Lender providing a Commitment or Loan thereunder and, in the case of a Revolving Commitment, each L/C Issuer and the Swing Line Lender).

“Additional L/C Issuer Notice” means a notice in substantially the form of Exhibit A-4.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the fee letter agreement, dated September 23, 2016 among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved (such approval not to be unreasonably withheld, conditioned or delayed) by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents.

“Aggregate Revolving A Commitments” means the Revolving A Commitments of all the Revolving A Lenders. The initial amount of the Aggregate Revolving A Commitments in effect on the Closing Date is $319,148,936.00.

“Aggregate Revolving B Commitments” means the Revolving B Commitments of all the Revolving B Lenders. The initial amount of the Aggregate Revolving B Commitments in effect on the Closing Date is $180,851,064.00.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.19.

“Alternative Currency” means each of Euro, Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined in good faith by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 4” means Amendment No. 4 to Credit Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 4 Effective Date” means April 17, 2020.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving A Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving A Commitments represented by such Lender’s Revolving A Commitment at such time; provided that if the commitment of each Lender to make Revolving A Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving A Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Lender’s Revolving B Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving B Commitments represented by such Lender’s Revolving B Commitment at such time; provided that if the commitment of each Lender to make Revolving B Loans has been terminated pursuant to Section 9.02 or if the Aggregate Revolving B Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments; and (c) with respect to such Lender’s Term Loans of any Class at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of Term Loan of such Class held by such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(c):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fees	Eurocurrency Rate Loans and Letter of Credit Fees	Base Rate Loans
1	≥ 4.75:1.00	0.40%	2.25%	1.25%
2	< 4.75:1.00 and ≥ 4.00:1.00	0.35%	2.00%	1.00%
3	< 4.00:1.00 and ≥ 3.25:1.00	0.30%	1.75%	0.75%
4	< 3.25:1.00	0.25%	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.01(c), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(c) for the Fiscal Quarter ending in February 2017 shall be determined based upon Pricing Tier 2.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date), Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, in each case, in their capacities as joint lead arrangers and joint bookrunners.

“Asset Sale” means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, pursuant to Section 8.05(h).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means with respect to any lease arising from a sale and leaseback transaction pursuant to Section 8.06 (i) with respect to any such lease that creates a Capital Lease Obligation, the Capitalized Lease Obligation thereunder and (ii) with respect to any lease that does not result in a Capital Lease, the principal amount of the Capitalized Lease Obligation that would result if such lease was treated as a Capital Lease (assuming an interest rate for such lease equal to the interest rate applicable to Eurocurrency Rate Loans denominated in Dollars with a three month Interest Period commencing on the date such lease is entered into).

“Attributed Principal Amount” means, on any day, with respect to any Permitted Receivables Financing entered into by the Borrower or any Restricted Subsidiary, the aggregate amount (with respect to any such transaction, the “Invested Amount”) paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

“Audited Financial Statements” means the audited consolidated balance sheet of the “Lamb Weston” business of ConAgra for the Fiscal Year ended May 29, 2016, and the related consolidated statements of income or operations and cash flows of the “Lamb Weston” business of ConAgra for such Fiscal Year, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means (a) with respect to the Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Revolving A Credit Maturity Date, (ii) the date of termination of the Aggregate Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving A Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02, and (b) with respect to the Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Revolving B Credit Maturity Date, (ii) the date of termination of the Aggregate Revolving B Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving B Loans pursuant to Section 9.02.

“Available Amount” means, at any time, an amount equal to the sum, without duplication, of:

(a)       50% of Consolidated Net Income of the Borrower for the period (taken as a single accounting period but excluding any Fiscal Quarter occurring solely during a Collateral Suspension Period) commencing on the first day of the Borrower’s first full Fiscal Quarter commencing after the Closing Date and ending on the last day of the most recent Fiscal Quarter for which financial statements of the Borrower have been delivered pursuant to Section 7.01(a) or (b); plus

(b)       100% of the net cash proceeds received by the Borrower (other than from a Subsidiary of the Borrower) from the sale of Qualified Equity Interests following the Closing Date and prior to such time to the extent such proceeds have not been utilized as the basis for any other transaction pursuant to Article VIII hereof; plus

(c)       100% of the net cash proceeds received by the Borrower or a Restricted Subsidiary (other than from the Borrower or a Subsidiary of the Borrower) from the issuance or sale of Indebtedness of the Borrower or a Restricted Subsidiary following the Closing Date and prior to such time to the extent such Indebtedness has been converted into Qualified Equity Interests prior to such time; plus

(d)       the aggregate amount of cash returns received by the Borrower or any Restricted Subsidiary from any investments made pursuant to Section 8.04(q) prior to such time (including upon the disposition of any such interest); plus

(e)       the fair market value of the Borrower’s and its Restricted Subsidiaries’ investments in any Unrestricted Subsidiary at the time it is designated as a Restricted Subsidiary to the extent the investment in such Unrestricted Subsidiary was made pursuant to Section 8.04(q); minus

(f)       the aggregate amount of (i) investments made pursuant to Section 8.04(q), (ii) Restricted Payments made pursuant to Section 8.07(i) and (iii) payments made in respect of Specified Indebtedness pursuant to Section 8.10(a)(ii), in each case, prior to such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or equivalent governing body) or any committee thereof duly authorized to act on behalf of such board of directors (or equivalent governing body).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.01.

“Borrower Rights” means all statutory or regulatory rights of a borrower to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, rights of first refusal, and such other rights and privileges as may be provided by the Agricultural Credit Act of 1987, 12 U.S.C. §§ 2199-2202e, and the implementing regulations of the Farm Credit Administration, 12 C.F.R. § 617.7000, et seq.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Class, Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day; (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capital Lease Obligations” means the aggregate principal component of capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)                direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)                investments in (1) commercial paper and variable or fixed rate notes issued by (A) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (B) any bank whose short-term commercial paper rating from S&P is at least A-1 or from Moody’s is at least P-1 (any such bank described in this clause (b) being an “Approved Bank”) (or by the parent company thereof) or (2) any commercial paper or variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 or better by S&P or P-1 or better by Moody’s, and in each case maturing within 270 days from the date of acquisition thereof;

(c)                investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Approved Bank;

(d)                repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above;

(e)                money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)                 other investments made for cash management purposes in any jurisdiction outside the United States where the Borrower or its Restricted Subsidiaries conduct business that are classified as “cash equivalents” in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services and any Designated Chinese Guarantee Obligations.

“Cash Management Bank” means the Administrative Agent or any Lender (or Affiliate of the Administrative Agent or a Lender) that is a party to a Cash Management Agreement with a Loan Party or any Restricted Subsidiary on the Closing Date or at the time such Cash Management Agreement is entered into (whether such Person thereafter ceases to be the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code.

“CFC Holdco” means a Domestic Subsidiary that has no material assets other than the capital stock of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following after the Spin-Off: (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of more than 35% of the voting power of the capital stock of the Borrower, entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis; or (2) a “change of control” or similar event occurs with respect to the Borrower under the documentation evidencing any Material Indebtedness. Notwithstanding the foregoing, a Person shall not be deemed to have beneficial ownership of capital stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement unless such Person has the right to vote or direct the voting of such capital stock.

“Class”, when used in reference to any Loan, Borrowing, Lender or Commitment, (a) refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving A Loans, Revolving B Loans, Term A Loans or any Class of Loans established after the Closing Date, (b) refers to whether such Commitment is a Revolving A Commitment, Revolving B Commitment, Term A Loan Commitment or any Class of Commitments established after the Closing Date, and (c) refers to whether such Lender is a Revolving A Lender, Revolving B Lender, Term A Lender or any Lender established under any Class of Commitments or Loans established after the Closing Date, as applicable.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, is or is purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. In no event shall “Collateral” include any Excluded Property.

“Collateral Documents” means a collective reference to the Security Agreement and other security documents as may be executed and delivered by the Borrower or any Guarantor pursuant to the terms of Section 5.01, Section 7.10 or any of the Loan Documents.

“Collateral Reinstatement Date” has the meaning specified in Section 7.10(d).

“Collateral Suspension Period” means any period (a) starting on the date on which (i) no Default has occurred and is continuing, (ii) the Borrower has an Investment Grade Rating from each of the Rating Agencies and (iii) a Responsible Officer of the Borrower has delivered a certificate to the Administrative Agent stating that the forgoing conditions are satisfied and requesting that a Collateral Suspension Period commence and (b) ending on the date the Borrower ceased to have an Investment Grade Rating from either of the Rating Agencies.

“Commitment” means, as to each Lender, the Revolving A Commitment of such Lender, the Revolving B Commitment of such Lender, the Term A Loan Commitment of such Lender and/or any Commitment of an additional Class established following the Closing Date of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“ConAgra” means Conagra Brands, Inc., a Delaware corporation, f/k/a ConAgra Foods, Inc.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to:

(a)       Consolidated Net Income for such period plus

(b)       other than with respect to clause (iv) below, an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication: (i) Consolidated Interest Expense, (ii) provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, (iii) depreciation and amortization expense and all other non-cash charges (including impairment charges), expenses or losses (except for any such expense that (x) requires accrual of a reserve for anticipated future cash payments for any period or (y) represents a write-down of current assets), (iv) (1) pro forma costs savings permitted to be reflected in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Exchange Act of 1934 and (2) the amount of pro forma cost savings, operating expense reductions and synergies (collectively, “Cost Savings”) that are reasonably expected by the Borrower to result over the next succeeding four Fiscal Quarter period (calculated as though such Cost Savings had been realized on the first day of such period) as a result of, or in connection with, actions (including Permitted Acquisitions or Dispositions outside the ordinary course of business) consummated during such period or expected to be taken within twelve months, provided that (A) such Cost Savings are reasonably identifiable, quantifiable and factually supportable, (B) the aggregate amount of such Cost Savings added pursuant to this clause (iv)(2) during such period shall not exceed an amount equal to 10% of Consolidated EBITDA for such period (calculated without giving effect to any amounts added back pursuant to this clause (iv)(2)) and (C) such pro forma Cost Savings shall only be added back for quarters ending on or prior to the last day of the fourth full Fiscal Quarter following the applicable action, and in each case described in this clause (iv), no Cost Savings shall be added pursuant to this clause (iv) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (v) (1) non-recurring, extraordinary or unusual cash charges, expenses or losses not exceeding $25,000,000 in any four Fiscal Quarter period and (2) all charges, expenses or losses in connection with the Transactions that are incurred or accrued prior to the second anniversary of the Closing Date, (vi) any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any Permitted Acquisition, (vii) the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses (including any write-offs or amortization of fees and expenses related to Permitted Receivables Financings), (viii) losses from foreign exchange translation adjustments or Swap Contracts during such period, (ix) losses associated with discontinued operations (but only after such operations are no longer owned or operated by the Borrower or a Restricted Subsidiary); (x) acquisition integration costs and fees, including cash severance payments made in connection with acquisitions; (xi) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower; (provided that such net cash proceeds shall not increase the Available Amount) and (xii) the fees and expenses paid to third parties during such period that directly arise out of and are incurred in connection with any Permitted Acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and including transaction expenses incurred in connection therewith) or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently, minus

(c)       the following to the extent included in the determination of Consolidated Net Income for such period, without duplication: (i) non-cash credits, income or gains, including non-cash gains from foreign exchange translation adjustments or Swap Contracts during such period (but excluding any non-cash credits, income or gains that represent an accrual in the ordinary course), (ii) any extraordinary or unusual income or gains (including amounts received on early terminations of Swap Contracts), (iii) any federal, state, local and foreign income tax credits and (iv) income associated with discontinued operations (but only after such operations are no longer owned or operated by the Borrower or a Restricted Subsidiary);

provided, that, notwithstanding anything to the contrary contained herein (but subject to adjustments on a Pro Forma Basis for events occurring after the Closing Date), (x) Consolidated EBITDA for the portion of the Fiscal Quarter in which the Closing Date occurs for the period prior to the Closing Date shall be calculated in a manner consistent with the methodology used to calculate the deemed Consolidated EBITDA amounts provided below for each of the Fiscal Quarters ending on the date set forth below, and (y) Consolidated EBITDA shall be deemed to be the amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Consolidated EBITDA
Ended February 28, 2016	$170,800,000
Ended May 29, 2016	$157,600,000
Ended August 28, 2016	$171,900,000

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, without duplication, the sum of: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Loans) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) all obligations arising under letters of credit (including standby and commercial), but only to the extent consisting of unpaid reimbursement obligations in respect of drawn amounts under letters of credit; (c) all Capitalized Lease Obligations; (d) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments, and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet in accordance with GAAP; (e) all Disqualified Equity Interests of such Persons; (f) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity) in which the Borrower or any of its Restricted Subsidiaries is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Coverage Ratio” means, the ratio, determined as of the end of each Fiscal Quarter of the Borrower for the most-recently ended four Fiscal Quarters, of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash (and, to the extent not otherwise included in Consolidated Interest Expense, the loss or discount on the sale of Transferred Assets to any Receivables Financier in connection with a Permitted Receivables Financing), all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis without duplication, the following (in each case as determined in accordance with GAAP): (a) all interest in respect of Consolidated Funded Indebtedness (including the interest component of synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products) accrued during such period (whether or not actually paid during such period) determined after giving effect to any net payments made or received under interest rate Swap Contracts minus (b) the sum of (i) all interest income during such period and (ii) to the extent included in clause (a) above, the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses (including write-offs or amortization of fees and expenses related to Permitted Receivables Financings), and amounts paid (or plus any amounts received) on early terminations of Swap Contracts plus (c) the loss or discount on the sale of Transferred Assets to any Receivables Financier in connection with a Permitted Receivables Financing.

“Consolidated Net Income” for any period means the consolidated net income (or loss) attributable to the Borrower for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)       the net income (or loss) of any Person that is not a Restricted Subsidiary, except (i) to the extent such income has actually been distributed in cash to the Borrower or any Restricted Subsidiary during such period and (ii) in the case of the Existing Joint Ventures, for other equity of the Borrower and its Restricted Subsidiaries in the earnings of the Existing Joint Ventures in excess of the amount included pursuant to clause (1)(i) so long as the amount included in this clause (1)(ii) for any period does not exceed 6.0% of Consolidated EBITDA for such period;

(2)       gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)       the cumulative effect of any change in accounting principles; and

(4)       gains and losses from dispositions of assets outside the ordinary course of business or upon early retirement of Indebtedness.

“Consolidated Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Indebtedness on such date, minus (i) unrestricted cash and Cash Equivalents of Loan Parties (it being agreed that cash or Cash Equivalents (x) placed on deposit with a trustee to discharge or defease Indebtedness or (y) to the extent proceeds of Indebtedness incurred to finance an acquisition and held in escrow pending the consummation of such acquisition to consummate such acquisition or prepay such Indebtedness shall be considered unrestricted to the extent the related Indebtedness is included in Consolidated Funded Indebtedness) and (ii) to the extent not prohibited from being distributed to a Loan Party pursuant to any Law, Contractual Obligation or Organization Document, 75% of the amount of unrestricted cash and Cash Equivalents of Restricted Subsidiaries that are not Loan Parties (it being agreed that cash or Cash Equivalents segregated or held in escrow to prepay Indebtedness or to consummate an acquisition shall be considered unrestricted) to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 7.01(a) or (b)).

“Consolidated Total Assets” means the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Chinese Guarantee Obligations” means any agreement providing for a Guarantee by the Borrower of the obligations of one or more Restricted Subsidiaries of the Borrower organized under the laws of China that is designated in writing by a Responsible Officer of the Borrower to the Administrative Agent as a “Designated Chinese Guarantee Obligation”; provided that the Borrower shall not permit the aggregate principal amount of Guarantees of Indebtedness constituting Designated Chinese Guarantee Obligations to exceed RMB450,000,000 at any time.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, setting forth such valuation, less the amount of cash or Cash Equivalents received by the Borrower or a Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) in connection with a subsequent Disposition of such Designated Non-Cash Consideration.

“Disposition” has the meaning specified in Section 8.05.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests, but only with respect to that portion of the Equity Interests that would satisfy clauses (a) through (c) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that (x) if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) if such Equity Interest is held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower or any of its Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dollar” and “$” mean lawful currency of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, to human health and safety, or the management, Release or threatened Release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) the occurrence of any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “EUR” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a)	With respect to any Credit Extension:

(i)           denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)          denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) with a term equivalent to such Interest Period;

(iii)         with respect to a Credit Extension denominated in any other Non-LIBOR Quoted Currency (other than Canadian Dollars), the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06 (a); and

(b)	for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiary” means (i) any Unrestricted Subsidiary, (ii) any Foreign Subsidiary, (iii) any Subsidiary of a Foreign Subsidiary that is a CFC, (iv) any CFC Holdco, (v) any Subsidiary that is not a Wholly-Owned Restricted Subsidiary, (vi) any Subsidiary that is subject to regulation as an insurance company, (vii) any Receivables Financing SPC, (viii) any Subsidiary acquired after the Closing Date that is prohibited by applicable Law or by any contractual obligation existing at the time of such acquisition thereof (so long as such prohibition is not created in contemplation of such acquisition) from guaranteeing the Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guaranty and such consent, approval, license or authorization not has been received after such Subsidiary’s commercially reasonable efforts to obtain such consent, approval, license or authorization and (ix) not-for-profit Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties and any keepwell, support or other agreement for the benefit of such Guarantor) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Joint Ventures” means Lamb-Weston/Meijer v.o.f., Lamb-Weston/RDO Frozen, CAG Hydro, LLC and Lamb Weston BSW, LLC.

“Extended Revolving Commitment” means any Revolving Commitments established pursuant to Section 2.01(d) in the form of Extended Revolving Commitments.

“Extended Revolving Lender” means a Lender with an Extended Revolving Commitment.

“Extended Revolving Maturity Date” means, with respect to any Extended Revolving Commitment, the final maturity date thereof as specified in the applicable Additional Credit Extension Amendment.

“Extended Term Lender” has the meaning set forth in Section 2.01(e)(1).

“Extended Term Loan” means any Term Loans established pursuant to Section 2.01(e)(1).

“Extended Term Maturity Date” means, with respect to any Extended Term Loan, the final maturity date thereof as specified in the applicable Additional Credit Extension Amendment.

“Extension” has the meaning set forth in Section 2.01(e)(1).

“Extension Offer” has the meaning set forth in Section 2.01(e)(1).

“Farm Credit Equities” has the meaning specified in Section 7.11(a).

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements entered into in connection with the implementation of such current Sections of the Code (or any such amended or successor version described above).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means each of the Administrative Agent Fee Letter and each fee letter dated as of September 23, 2016 by and between the Borrower and any Arranger.

“Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Borrower (or any other officer reasonably acceptable to the Administrative Agent).

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries, which period shall be the annual period ending on the last Sunday in May of each year, as may be changed in accordance with Section 8.03(b).

“Foreign Asset Sale” has the meaning specified in Section 2.05(b)(iv).

“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Recovery Event” has the meaning specified in Section 2.05(b)(iv).

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of any State of the United States or the District of Columbia.

“Form 10” means the registration statement on Form 10 of the Borrower, filed with the SEC on July 13, 2016.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations other than L/C Obligations in respect of Letters of Credit issued by such L/C Issuer as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority thereto).

“Guarantor Name Change” means ConAgra Foods Lamb Weston, Inc.’s name change to Lamb Weston, Inc.

“Guarantors” means, collectively, (a) each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.10 or otherwise, and (c) with respect to (i) obligations under any Secured Hedge Agreement, (ii) obligations under any Secured Cash Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower (to the extent not the direct obligor with respect thereto).

“Guarantee” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all substances, materials or wastes of any nature, which can give rise to liability under or that is regulated pursuant to any Environmental Law.

“Hedge Bank” means a party to a Swap Contract with a Loan Party or any Restricted Subsidiary that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender on the Closing Date or at the time such Swap Contract is entered into (whether such Person thereafter ceases to be the Administrative Agent or a Lender or any Affiliate of the Administrative Agent or a Lender).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Incremental Amount” means, at any time, the excess at such time of (i) $600,000,000 minus (ii) the sum of (x) the aggregate principal amount of Incremental Equivalent Debt incurred pursuant to Section 8.01(t) prior to such time and (y) the aggregate principal amount of Incremental Term Loans (other than Refinancing Term Loans) and increases to the Revolving Commitments implemented prior to such time pursuant to Section 2.01(d).

“Incremental Equivalent Debt” means any Indebtedness of the Borrower (which may be guaranteed by the Guarantors); provided that (i) such Indebtedness shall not provide for scheduled amortization (including, for the avoidance of doubt, any principal payment at final scheduled maturity) in excess of 5% per annum of the original principal amount thereof prior to the 91st day following the Latest Maturity Date at such time, (ii) the covenants and events of default contained in the agreements governing such Indebtedness are not, taken as a whole, materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined in good faith by a Responsible Officer of the Borrower) than the terms of this Agreement unless the Borrower enters into an amendment to this Agreement with the Administrative Agent (which amendment shall not require the consent of any other Lender) to add such more restrictive terms for the benefit of the Lenders, (iii) such Indebtedness shall not be guaranteed by any Subsidiary of the Borrower that is not a Loan Party and (iv) such Indebtedness shall either be unsecured or, pursuant to a Permitted Intercreditor Agreement, shall be secured on a pari passu basis with the Obligations or a junior priority basis to the Obligations.

“Incremental Term Loan” means any loans made pursuant to any Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” means, as to any Lender, its obligation to make its portion of an Incremental Term Loan to the Borrower pursuant to Section 2.01(d) in the principal amount set forth in the applicable Additional Credit Extension Amendment.

“Incremental Term Loan Maturity Date” means the final maturity date for such Incremental Term Loan as set forth in the applicable Additional Credit Extension Amendment.

“Indebtedness” means, as of any date of determination with respect to any Person, without duplication: (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) the maximum amount available to be drawn under letters of credit (including standby and commercial) and bankers’ acceptances, including unpaid reimbursement obligations in respect of drawn amounts under letters of credit or bankers’ acceptance facilities; (c) all Attributable Indebtedness and Capitalized Lease Obligations and attributable indebtedness under synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products; (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments, and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet; (f) all Disqualified Equity Interests issued by such Person; (g) all net obligations of such Person under Swap Contracts; (h) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (g above of another person; (i) all Indebtedness of the type specified in clauses (a) through (h) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (i) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations; and (j) all Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” means the Copyrights, Trademarks and Patents (each with the meaning specified in the Security Agreement).

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (or, in the case of a Eurocurrency Rate Loan denominated in Dollars, one week, and subject to availability to all affected Lenders, one week (in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency) or twelve months), as selected by the Borrower in its Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           except in the case of an Interest Period of one week, any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the applicable Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment Grade Rating” shall exist at any time that the Borrower’s long-term non-credit enhanced debt is rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if either such Rating Agency shall cease to provide such a rating, an equivalent rating from a replacement Rating Agency).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit E executed and delivered by a Subsidiary in accordance with the provisions of Section 7.10 or any other documents as the Administrative Agent shall deem appropriate for such purpose.

“Judgment Currency” has the meaning specified in Section 11.19.

“Latest Maturity Date” means, at any time, the then latest Maturity Date of any Loan or Commitment hereunder.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“L/C Advance” means, with respect to each Revolving A Lender, such Revolving A Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving A Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension (other than an automatic or “evergreen” extension) of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender selected by the Borrower as an L/C Issuer, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and subject to receipt by the Administrative Agent of a fully executed Additional L/C Issuer Notice, in each case, in its capacity as issuer of Letters of Credit hereunder, with each of their respective successors in such capacity.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Election” has the meaning specified in Section 1.10.

“LCA Test Date” has the meaning specified in Section 1.10.

“Lenders” means the Revolving A Lenders, the Revolving B Lenders, the Term A Lenders, the Extended Revolving Lenders, the Extended Term Lenders and/or the Incremental Term Loan Lenders, as the context may require.

“Lending Office” means, as to the Administrative Agent, the Swing Line Lender, the L/C Issuer or any Lender, the office or offices, branch or Affiliate of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires each reference to any such Person shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder. Letters of Credit may be denominated in Dollars or in an Alternative Currency. Notwithstanding anything to the contrary contained herein, a letter of credit issued by an L/C Issuer other than Bank of America shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified of the issuance thereof by the applicable L/C Issuer and has confirmed availability under the Aggregate Revolving A Commitments and the Letter of Credit Sublimit with the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty days prior to the Revolving A Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a report in substantially the form of Exhibit A-3.

“Letter of Credit Sublimit” means an amount equal to $100,000,000; provided, however, that with respect to (i) Bank of America, in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $25,000,000, (ii) Goldman Sachs Bank USA, in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $25,000,000, (iii) JPMorgan Chase Bank, N.A., in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $25,000,000 and (iv) Wells Fargo Bank, National Association, in its capacity as an L/C Issuer, the Letter of Credit Sublimit shall be $25,000,000 (with the foregoing limits in clauses (i) through (iv) relating only to Letters of Credit issued by the applicable L/C Issuer) or, in each case, such greater amount as such L/C Issuer may agree (subject to the aggregate $100,000,000 cap specified above). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate.”

“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Sterling, Yen, and Swiss Franc; in each case as long as there is a published LIBOR rate with respect thereto.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any acquisition, including by means of a merger, amalgamation or consolidation, by the Borrower or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Borrower or its Restricted Subsidiaries to the seller or target if financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement in respect thereof.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving A Loan, Revolving B Loan, Swing Line Loan, the Term A Loan, Extended Term Loan or an Incremental Term Loan.

“Loan Documents” means this Agreement, the Perfection Certificate, each Joinder Agreement, each Note, each Issuer Document, the Collateral Documents, each Additional Credit Extension Amendment and each Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or a Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loan Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (B) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents taken as a whole; or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Restricted Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Restricted Subsidiary” means any Restricted Subsidiary (other than a Receivables Financing SPC) with assets of $10,000,000 or more; provided that if the aggregate amount of assets of all Restricted Subsidiaries (other than a Receivables Financing SPC) that would not be Material Restricted Subsidiaries as a result of the foregoing threshold would exceed $50,000,000, the Borrower will designated such of such Restricted Subsidiaries as selected by the Borrower to be Material Restricted Subsidiaries so that such aggregate threshold for all Restricted Subsidiaries (other than a Receivables Financing SPC) is not exceeded.

“Maturity Date” means the Revolving A Credit Maturity Date, the Revolving B Credit Maturity Date, the Term A Maturity Date, the Extended Revolving Maturity Date, the Extended Term Maturity Date and/or the Incremental Term Loan Maturity Date, as the context may require; provided, however, that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their reasonable good faith discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Asset Sale, (a) the cash proceeds received in respect of such Asset Sale including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all fees and out-of-pocket expenses paid or payable to third parties (other than Affiliates) in connection with such Asset Sale, (ii) the amount of all payments required to be made as a result of such Asset Sale to repay Indebtedness (other than Loans and Indebtedness secured on a pari passu or junior basis to the Loans) secured by such asset and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by a Financial Officer).

“NFC Credit Agreement” means that certain Credit Agreement, dated as of June 28, 2019, by and among the Borrower, the lenders party thereto and Northwest Farm Credit Services, PCA, as administrative agent thereunder, as the same may be amended, restated, amended and restated, or otherwise modified from time to time.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, (a) any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) any Loan Party or any Restricted Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement, in all cases, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning specified in Section 11.06(d).

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, delivered to the Administrative Agent by the Loan Parties in connection with this Agreement.

“Permitted Acquisition” means (i) any acquisition of all or substantially all the assets or a business unit of any Person by the Borrower or a Restricted Subsidiary and (ii) any acquisition of Equity Interests of any Person (including any Existing Joint Venture) that, following such acquisition, will be a Restricted Subsidiary so long as (x) no Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom; (y) the Borrower shall be in compliance on a Pro Forma Basis with Section 8.11 immediately after giving effect to such acquisition or investment and any related transactions and (z) the aggregate consideration in respect of all such acquisitions and investments by Loan Parties in assets that are not owned by Loan Parties or in Equity Interests in persons that are not Guarantors or will not become Guarantors in compliance with Section 7.10 (excluding any such investments in connection with acquisitions of Equity Interests of Existing Joint Ventures), shall not exceed the greater of $100,000,000 and 4.5% of Consolidated Total Assets as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b).

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 7.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

(c)            pledges and deposits under workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits or pledges to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment liens in respect of judgments (or appeal or surety bond relating to such judgments) that do not constitute an Event of Default under Section 9.01(k);

(f)            easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Borrower or any Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)           minor imperfections in title that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower or any Subsidiary; and

(h)           with respect to any Foreign Subsidiary, other Liens arising mandatorily by Law under the laws of the jurisdiction under which such Foreign Subsidiary is organized;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Intercreditor Agreement” means with respect to any Refinancing Debt (or Permitted Refinancing Indebtedness in respect thereof) that (i) is intended to be secured on a pari passu basis with the Obligations, an intercreditor agreement substantially in the form of Exhibit G-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and the holders of such Refinancing Debt (or Permitted Refinancing Indebtedness in respect thereof) or collateral agent therefor and (ii) is intended to be secured on a junior priority basis to the Obligations, an intercreditor agreement substantially in the form of Exhibit G-2, or otherwise in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and the holders of such Refinancing Debt (or Permitted Refinancing Indebtedness in respect thereof) or collateral agent therefor, in each case, with such changes thereto as may be reasonably agreed between the Borrower and the Administrative Agent.

“Permitted Liens” means, at any time, Liens in respect of property of the Borrower or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Receivables Financing” means any one or more receivables financings in which (a) any Loan Party or any Restricted Subsidiary (i) conveys or sells any accounts (as defined in the Uniform Commercial Code as in effect in the State of New York), payment intangibles (as defined in the Uniform Commercial Code as in effect in the State of New York), notes receivable or residuals (collectively, together with certain property relating thereto and the right to collections thereon and any proceeds thereof, being the “Transferred Assets”) to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the “Receivables Financier”), (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (b) any Loan Party or any Restricted Subsidiary sells, transfers, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (i) conveys or sells any such Transferred Assets (or an interest therein) to another Receivables Financier, (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to such Receivables Financier; provided that, as to either clause (a) or (b), (A) the aggregate Attributed Principal Amount for all such financings shall not at any one time exceed $100,000,000 and (B) such financings shall not involve any recourse to any Loan Party or any Restricted Subsidiary (other than a Receivables Financing SPC) for any reason other than (v) repurchases of non-eligible assets, (w) indemnifications for losses or dilution other than credit losses related to the Transferred Assets, (x) any obligations not constituting Indebtedness under servicing arrangements for the receivables, (y) any interest rate swaps or currency swaps permitted hereunder and entered into in connection with a Permitted Receivables Financing on a “back to back” basis with swaps entered into by a Receivables Financing SPC or (z) representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a “non-recourse” receivables financing.

“Permitted Refinancing Indebtedness” means (x) Indebtedness incurred by the Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness of the Borrower or any Restricted Subsidiary, including any previously issued Permitted Refinancing Indebtedness, so long as:

(1)            the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest on such Refinanced Debt, plus (c) the amount of any reasonable tender or redemption premium paid thereof or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any reasonable costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;

(2)            such Permitted Refinancing Indebtedness has a:

(a)            Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b)           final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the then Latest Maturity Date);

(3)            to the extent such Permitted Refinancing Indebtedness Refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the applicable Refinanced Debt, (b) secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations at least to the same extent as the applicable Refinanced Debt or (c) secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on no less favorable terms (taken as a whole) to the Lenders than the terms applicable to the Liens securing the Refinanced Indebtedness (taken as a whole);

(4)            such Permitted Refinancing Indebtedness shall not be secured by any assets or property of the Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof); and

(5)            in the case of Permitted Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to clause (f) or (s) of Section 8.01, the covenants and events of default contained in the agreements governing such Permitted Refinancing Indebtedness are not, taken as a whole, materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined in good faith by a Responsible Officer of the Borrower) than the terms of this Agreement unless the Borrower enters into an amendment to this Agreement with the Administrative Agent (which amendment shall not require the consent of any other Lender) to add such more restrictive terms for the benefit of the Lenders;

provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness of the Borrower or a Guarantor, and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under Section 8.01(d).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 7.01.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions occurring prior to the end of the applicable measurement period (and, except for purposes of determining whether an Event of Default has occurred and is continuing under Section 8.11, following the last day of such measurement period and on or prior to the applicable date of determination) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant and: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower owned by the Borrower or any of its Subsidiaries or any division or line of business, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, any cost savings adjustments in connection therewith shall be subject to the limitations set forth in clause (b)(iv) of the definition of “Consolidated EBITDA.”

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.01.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Rating Agency” means each of Moody’s and S&P; provided that if either such agency shall cease to provide ratings of the Borrower’s long-term non-credit enhanced debt, then such term shall also include any replacement credit ratings agency that is reasonably satisfactory to the Borrower and the Administrative Agent.

“Receivables Financier” has the meaning set forth in the definition of “Permitted Receivables Financing.”

“Receivables Financing SPC” means (1) a wholly-owned direct Subsidiary of a Loan Party which engages in no activities other than in connection with the financing of Transferred Assets pursuant to a Permitted Receivables Financing that meets the following criteria: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to customary securitization undertakings, (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to customary securitization undertakings) or (iii) subjects any property or asset (other than the Transferred Assets) of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary securitization undertakings, (b) with which neither the Borrower nor any of its other Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Financing documentation (including with respect to the servicing of the accounts receivable and related assets and the administration of the Receivables Financing SPC)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower (as determined by the Borrower in good faith), and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (2) each general partner of any such Subsidiary described in clause (1) that meets all of the criteria set forth in clause (1).

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Refinancing Debt” means any Indebtedness of the Borrower (which may be guaranteed by the Guarantors) issued for cash consideration to the extent that the net cash proceeds therefrom (after payment of fees and expenses in connection with the offering or issuance) are applied to prepay Term Loans within three Business Days of receipt thereof; provided that (i) such Indebtedness shall not provide for scheduled amortization (including, for the avoidance of doubt, any principal payment at final scheduled maturity) in excess of 5% per annum of the original principal amount thereof prior to the 91st day following the Latest Maturity Date at such time, (ii) the covenants and events of default contained in the agreements governing such Indebtedness are not, taken as a whole, materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined in good faith by a Responsible Officer of the Borrower) than the terms of this Agreement unless the Borrower enters into an amendment to this Agreement with the Administrative Agent (which amendment shall not require the consent of any other Lender) to add such more restrictive terms for the benefit of the Lenders, (iii) such Indebtedness shall not be guaranteed by any Subsidiary of the Borrower that is not a Loan Party and (iv) such Indebtedness shall either be unsecured or, pursuant to a Permitted Intercreditor Agreement, shall be secured on a pari passu basis with the Obligations or a junior priority basis to the Obligations.

“Refinancing Term Loans” means Incremental Term Loans that are designated as “Refinancing Term Loans” in the applicable Additional Credit Extension Amendment; provided that the Borrower applies an amount equal to the net cash proceeds therefrom within three Business Days of receipt to prepay Term Loans.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building structure, facility or fixture.

“Removal Effective Date” has the meaning specified in Section 10.06(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter.

“Required Revolving A Lenders” means, at any time, Revolving A Lenders holding more than 50% of the Outstanding Amount of all outstanding Revolving A Loans, unutilized Revolving A Commitments and participations in L/C Obligations and Swing Line Loans. The Revolving A Loans, unutilized Revolving A Commitment and participations in L/C Obligations and Swing Line Loans of any Defaulting Lender shall be disregarded in determining Required Revolving A Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving A Lender shall be deemed to be held by the Revolving A Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party (or any other officer reasonably acceptable to the Administrative Agent), and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party (or any other officer reasonably acceptable to the Administrative Agent) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any Restricted Subsidiary.

“Restricted Subsidiaries” means the Subsidiaries of the Borrower other than the Unrestricted Subsidiaries.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall in good faith reasonably determine or the Required Revolving A Lenders shall in good faith reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of an issuance or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer of any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall in good faith reasonably determine or the Required Revolving A Lenders shall in good faith reasonably require.

“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving A Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving A Lender becomes a party hereto or in any documentation executed by such Revolving A Lender pursuant to Section 2.01(f), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving A Credit Exposure” means, as to any Revolving A Lender at any time, the aggregate Outstanding Amount at such time of its Revolving A Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving A Credit Maturity Date” means November 9, 2021.

“Revolving A Lender” means any Person that has a Revolving A Commitment or portion of the Total Revolving A Outstandings, each other Person that becomes a “Revolving A Lender” in accordance with this Agreement and their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving A Loan” has the meaning specified in Section 2.01(a).

“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving B Lender becomes a party hereto or in any documentation executed by such Revolving B Lender pursuant to Section 2.01(f), as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving B Credit Maturity Date” means November 9, 2021.

“Revolving B Lender” means any Person that has a Revolving B Commitment or portion of the Outstanding Amounts of the Revolving B Loans, each other Person that becomes a “Revolving B Lender” in accordance with this Agreement and their successors and assigns.

“Revolving B Loan” has the meaning specified in Section 2.01(b).

“Revolving Commitments” means the Revolving A Commitment, the Revolving B Commitments and or any Extended Revolving Commitment, as the context may require.

“Revolving Loans” means the Revolving A Loans and/or the Revolving B Loans, as the context may require.

“RMB” means lawful currency of the People’s Republic of China.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant governmental sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Restricted Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Security Agreement” means the security agreement, dated as of the Closing Date, executed by the Borrower and the Guarantors in favor of the Administrative Agent for the benefit of the holders of the Obligations, as amended, modified, restated or supplemented from time to time; provided that at all times after a Collateral Reinstatement Date, “ Security Agreement” shall be deemed to refer to any new security agreement required to be delivered with respect to such Collateral Reinstatement Date pursuant to Section 7.10.

“Senior Notes” means up to $1,666,000,000 aggregate principal amount of (i) 4.625% senior notes due 2024 and (ii) 4.875% senior notes due 2026, in each case, issued by the Borrower on the Closing Date.

“Solvent” means, in reference to the Loan Parties, that the fair value of all assets of the Loan Parties (taken as a whole), measured on a going concern basis, exceeds all probable liabilities of the Loan Parties (taken as a whole), including those to be incurred pursuant to this Agreement.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe, reasonably designated by the Administrative Agent to the Borrower as requiring additional notice.

“Specified Event of Default” means an Event of Default under Section 9.01(a), (b), (h), or (i).

“Specified Indebtedness” means (i) Subordinated Indebtedness (other than Subordinated Indebtedness owing to the Borrower or a Restricted Subsidiary), (ii) the Senior Notes, (iii) any Indebtedness issued pursuant to Section 8.01(f) and (iv) any Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (i) through (iii) above.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Specified Representations” means the representations and warranties with respect to the Borrower and the Guarantors set forth in the first sentence of Section 6.01 and Sections 6.02, 6.03, 6.12, 6.13, 6.16 and 6.17.

“Specified Sales” means Dispositions of (a) inventory and materials in the ordinary course of business, (b) surplus, obsolete or worn-out property or assets, (c) cash or Cash Equivalents, (d) Equity Interests or Indebtedness of Unrestricted Subsidiaries, (e) accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and (f) property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied substantially concurrently with such Disposition to the purchase price of similar replacement property.

“Specified Transaction” means any of the following: (i) any investment by the Borrower or any Restricted Subsidiary in any Person (including any Permitted Acquisition) other than a Person that was a Wholly-Owned Restricted Subsidiary on the first day of such period involving (w) an investment in an Unrestricted Subsidiary, (x) the acquisition of a new Restricted Subsidiary or interest in a joint venture, (y) an increase in the Borrower’s and its Restricted Subsidiaries’ consolidated economic ownership of a Restricted Subsidiary or (z) the acquisition of a product line or business unit, (ii) any Disposition involving (x) the disposition of Equity Interests of a Subsidiary or joint venture (other than to the Borrower or a Subsidiary) or (y) the disposition of a product line or business unit, (iii) any incurrence or repayment of Indebtedness (in each case, other than revolving indebtedness in the ordinary course of business under revolving credit facilities), (iv) any Restricted Payment in respect of the Borrower’s Equity Interests, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or designation of an Unrestricted Subsidiary to be a Restricted Subsidiary and (vi) any other transaction specifically required to be given effect to on a Pro Forma Basis.

“Spin-Off” means the distribution of 100% of the issued Equity Interests of the Borrower to the holders of the common stock of ConAgra on the Closing Date as described in the Form 10.

“Spot Rate” for a currency means the rate reasonably determined in good faith by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of the Borrower or any Restricted Subsidiary means any Indebtedness of such Person the payment and priority of which is contractually subordinated to payment of the Obligations with customary payment blockage and other provisions and having a maturity no earlier than the date which is ninety-one (91) days after the latest Maturity Date.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. It is understood that no Existing Joint Venture (i) is a Subsidiary as of the Closing Date or (ii) shall be deemed a Subsidiary until such time as (x) the Borrower gains greater control over and/or ownership of such Existing Joint Venture and (y) it meets the test set forth above.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to $100,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Syndication Agent” means each of Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.

“TARGET 2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET 2 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” means any Person that has a Term A Loan Commitment or portion of the Outstanding Amount of Term A Loan, each other Person that becomes a “Term A Lender” in accordance with this Agreement and their successors and assigns.

“Term A Loan” has the meaning specified in Section 2.01(c).

“Term A Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term A Loan to the Borrower pursuant to Section 2.01(c), in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Term A Loan Commitments of all of the Lenders as in effect on the Closing Date is $675,000,000.

“Term A Maturity Date” means November 9, 2021.

“Term Loan” means a Term A Loan, Extended Term Loan and/or any Incremental Term Loan, as the case may be.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, all Swing Line Loans and all L/C Obligations.

“Transaction Agreements” means the tax matters agreement, the employee matters agreement, the transition services agreement and each of the other agreements entered into among ConAgra and/or certain of its subsidiaries (after giving effect to the Spin-Off), on the one hand, and the Borrower and/or certain of its Subsidiaries, on the other, in each case, as contemplated by the Form 10 at or prior to the time of the Spin-Off, in each case, on terms that are not less favorable in any material respect, taken as a whole, than the terms contemplated by the Form 10.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the Borrowing of Loans and other Credit Extensions on the Closing Date, the issuance of the Senior Notes, the payment to ConAgra of approximately $823,500,000 on the Closing Date, the entering into of the Transaction Agreements, the Spin-Off and the other transactions in connection therewith to occur on or prior to the Closing Date.

“Transferred Assets” has the meaning set forth in the definition of “Permitted Receivables Financing.”

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiaries” means any Subsidiary of the Borrower designated by the Borrower as such in writing in accordance with Section 7.10(e); it being understood and agreed that (i) the term “Unrestricted Subsidiary” shall include all Subsidiaries of any such designated Subsidiary, and (ii) any Unrestricted Subsidiary may subsequently be designated by the Borrower as a Restricted Subsidiary subject to the terms of Section 7.10(e).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Participant” has the meaning specified in Section 11.06(e).

“Voting Participant Notification” has the meaning specified in Section 11.06(e).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. For purposes of clarification, Indebtedness which by its terms is convertible into Equity Interests is not “Voting Stock.”

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary 100% of the Equity Interests of which (other than director’s qualifying shares) are directly or indirectly owned by the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined under Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to pro-vide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers .

1.02        Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)               Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)               Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03        Accounting Terms.

(a)               Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)               Changes in GAAP. Except to the extent disclosed in the footnotes to the financial statements delivered pursuant to Section 7.01, the Borrower will provide a written summary of material changes in GAAP applicable to it and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.01. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that under GAAP as of the Closing Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)               Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial ratios (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

1.04        Rounding.

Any financial ratios pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05       Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06        Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07        Exchange Rates; Currency Equivalents.

(a)               The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants, default thresholds or financial ratio tests hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable. If any basket in Article VIII is exceeded solely as a result of fluctuations in the applicable Dollar Equivalent amount after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Dollar Equivalent amount. In addition, if any Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable dollar-denominated restriction in Article VIII to be exceeded if calculated at the applicable Dollar Equivalent amount on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(b)               Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c)              The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.08        Additional Alternative Currencies.

(a)               The Borrower may from time to time request that Eurocurrency Rate Loans with respect to the Revolving A Commitments be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that will be obligated to make Loans in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer issuing such requested Letter of Credit.

(b)               Any such request shall be made to the Administrative Agent not later than 1:00 p.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., seven Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)               Any failure by a Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders that will be obligated to make Loans in such currency consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of such Letter of Credit issuance. If the Administrative Agent fails to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

1.09        Change of Currency.

(a)               Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)               Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Borrower to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)               Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in a written notice to the Borrower to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10        Limited Condition Acquisitions.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred and is continuing or would result therefrom) in connection with a transaction undertaken in connection with the consummation of a Limited Condition Acquisition (other than any extension of credit under any Revolving Commitments), the date of determination of such ratio and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom and whether any representations or warranties are true and correct (other than the Specified Representations), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive Fiscal Quarter period for which financial statements have been delivered pursuant to Section 7.01(a) or (b) prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such ratios and provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related specified transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition (other than for purposes of determining whether an Event of Default has occurred under Section 8.11) is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated (1) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis but without giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and use of proceeds thereof).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Revolving Loans and Term Loans.

(a)                Revolving A Loans. Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (ii) the Revolving A Credit Exposure of any Lender shall not exceed such Lender’s Revolving A Commitment. Within the limits of each Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, except that all Revolving A Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

(b)                Revolving B Loans. Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving B Commitment; provided, however, that after giving effect to any Borrowing of Revolving B Loans, (i) the aggregate Outstanding Amount of the Revolving B Loans shall not exceed the Aggregate Revolving B Commitments, and (ii) the aggregate Outstanding Amount of the Revolving B Loans of any Lender shall not exceed such Lender’s Revolving B Commitment. Within the limits of each Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving B Loans may be Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as further provided herein.

(c)                Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a term loan (each such loan, a “Term A Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term A Loan Commitment. Amounts repaid on the Term A Loan may not be reborrowed. The Term A Loan may consist of Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The Term A Loan Commitments shall terminate upon the funding of the Term A Loans and, if not previously terminated, shall in any event terminate no later than 5:00 p.m. on the Closing Date

(d)                Incremental Commitments.

(1)       The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or increases in the Revolving Commitments of any Class or the establishment of a new Class of Extended Revolving Commitments, as applicable, in an aggregate amount for any such incurrence (excluding Refinancing Term Loans and any Extended Revolving Commitments that are established concurrently with the reduction in any then existing Class of Revolving Commitments) not to exceed ~~$600,000,000~~the then remaining Incremental Amount from one or more Eligible Assignees (which, in each case, may include any existing Lender (but no such Lender shall be required to participate in any such Incremental Term Loan or additional Revolving Commitment without its consent) and shall be subject to such consents, if any, as would be required in connection with an assignment of a Term Loan or Revolving Commitment, as applicable, to such Person) willing to provide such Incremental Term Loans and/or additional Revolving Commitments, as the case may be, in their sole discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or additional Revolving Commitments being requested (which shall be in a minimum amount of $25,000,000 and minimum increments of $10,000,000, or remaining permitted amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) (x) in the case of Incremental Term Loan Commitments, whether the Incremental Term Loans to be borrowed pursuant to such Incremental Term Loan Commitments are to be an increase in any existing Class of Term Loans or a new Class of Term Loans and (y) in the case of any additional Revolving Commitments, whether such Revolving Commitments are to be an increase in any existing Class of Revolving Commitments or a new Class of Extended Revolving Commitments and (iii) the date on which such Incremental Term Loan Commitments and/or increased Revolving Commitments are requested to become effective (which shall, unless otherwise agreed by the Administrative Agent, be not less than ten Business Days after the date such notice is delivered).

(2)       The Loan Parties, the Administrative Agent and any other Person whose consent is required as provided above shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment or additional Revolving Commitments. Each Additional Credit Extension Amendment pursuant to this clause (d) shall specify the terms of the applicable Incremental Term Loans and/or additional Revolving Commitments; provided that:

(i)       any additional Revolving Commitments shall have the same terms as the then existing Revolving Commitments (except for upfront and arrangement fees and except that any Extended Revolving Commitments may have different terms to the extent permitted by subclause (vi) below);

(ii)       the Incremental Term Loans shall not be guaranteed by any Subsidiaries of the Borrower that do not guarantee the existing Loans and shall be secured on a pari passu basis by the same Collateral (and no additional collateral) securing the then existing Obligations;

(iii)       the Maturity Date of any Incremental Term Loans shall be no earlier than the then Latest Maturity Date and (b) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any then outstanding Class of Term Loans;

(iv)       no Incremental Term Loan shall participate on a greater than pro rata basis with the then outstanding Term Loans in any mandatory prepayment;

(v)       Incremental Term Loans shall have such interest rates, optional prepayment provisions and fees as may be agreed between the Lenders providing the applicable Incremental Term Loan Commitments and the Borrower (except that any Incremental Term Loans forming an addition to an existing Class of Term Loans shall have the same interest rates, optional prepayment provisions and fees (other than upfront fees) as the applicable existing Class of Term Loans);

(vi)       subject to the above, any Incremental Term Loans and Extended Revolving Commitments shall be on terms and pursuant to documentation to be determined by the Borrower and the Lenders providing such Incremental Term Loan; provided that, the terms applicable to any such Incremental Term Loans or Extended Revolving Commitments (except as expressly permitted above and except for covenants or other provisions applicable only to periods after the then Latest Maturity Date) are not, taken as a whole, materially more restrictive to the Borrower and its Restricted Subsidiaries, than the terms applicable to the then outstanding Commitments and Loans, as reasonably determined by the Borrower (except to the extent that this Agreement is amended (which shall not require the consent of any Lender) to incorporate such more restrictive provisions for the benefit of the then existing Lenders); and

(vii)       subject to Section 1.10, no Incremental Term Loan Commitment or additional Revolving Commitment shall become effective under this Section 2.01(d) unless (w) no Default or Event of Default shall exist giving pro forma effect to such Incremental Term Loan Commitment or Revolving Commitment and the incurrence of Indebtedness thereunder and use of proceeds therefrom; (x) the conditions set forth in clauses (a) and (b) of Section 5.02 are satisfied whether or not a Credit Extension is made on such date (and, only to the extent a Borrowing is made on such date clause (c) is required to be complied with); (y) on a Pro Forma Basis, giving effect to such Incremental Term Loans or additional Revolving Commitments and the incurrence of Indebtedness thereunder (assuming, in the case of Incremental Term Loan Commitments, that such commitments are fully drawn on such date) and use of proceeds therefrom, the Borrower would be in compliance with Section 8.11 and (iv) the Administrative Agent shall have received documents and legal opinions as to such matters as are reasonably requested by the Administrative Agent.

Upon any increase of any existing Class of Revolving Commitments or Term Loans, the Lenders shall take any action as may be reasonably required by the Administrative Agent to ensure that the Borrowings of such Class are held by the Lenders of such Class on a pro rata basis in accordance with the respective amount of Revolving Commitments or Term Loans of such Class held by each Lender.

(e)                Extended Term Loans.

(1)       Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans on a pro rata basis (based on the aggregate outstanding Term Loans of such Class), and on the same terms to each such Lender (“Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Term Loans of such Class and to otherwise modify the terms of such Lender’s Term Loans of such Class pursuant to the terms of the relevant Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans). Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extended Term Lender”) will be established under this Agreement through an Additional Credit Extension Amendment reflecting the terms of the extended Term Loans established thereby (each such extended Term Loan, an “Extended Term Loan”). Each Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Commitment shall become effective, which shall be a date not earlier than ten (10) Business Days after the date on which the Extension Offer is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(2)       The Borrower and each Extended Term Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans of such Extended Term Lender. Each Additional Credit Extension Amendment shall specify the terms of the applicable Extended Term Loans; provided, that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in mandatory prepayments (which shall be determined by the Borrower and set forth in the Extension Offer), the Extended Term Loans shall, except as permitted below, have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent; provided that, the terms applicable to any such Extended Term Loans or Extended Revolving Commitments (except as expressly permitted above and except for covenants or other provisions applicable only to periods after the then Latest Maturity Date) are not, taken as a whole, materially more restrictive to the Borrower and its Restricted Subsidiaries, than the terms applicable to the then outstanding Commitments and Loans, as reasonably determined by the Borrower (except to the extent that this Agreement is amended (which shall not require the consent of any Lender) to incorporate such more restrictive provisions for the benefit of the then existing Lenders), (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Maturity Date of the Class of Term Loans to which such Extension Offer relates, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such Extension Offer relates, (iv) all Extended Term Loans shall be Guaranteed by the Guarantors and secured by the same Collateral equally with the then existing Loans and (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the then outstanding Term Loans in any mandatory prepayment thereunder.

2.02        Borrowings, Conversions and Continuations of Loans.

(a)                Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b)                Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. (or, if later, two hours after delivery by the Borrower to the Administrative Agent of the applicable Loan Notice), in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Revolving A Loans denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c)                Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)                The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to the Loans.

(f)                 Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03        Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)                 Subject to the terms and conditions set forth herein, (A) the L/C Issuers agree, in reliance upon the agreements of the Revolving A Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any of its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that immediately after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (y) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)         No L/C Issuer shall issue any Letter of Credit if:

(A)              subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer approved such expiry date; or

(B)              the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the applicable L/C Issuer approved such expiry date; provided that the Revolving A Lenders’ participations in any undrawn amount thereof are terminated on the Letter of Credit Expiration Date and such Letter of Credit shall be Cash Collateralized or backstopped in a manner reasonably satisfactory to the applicable L/C Issuer on or prior to the Letter of Credit Expiration Date.

(iii)        No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)              the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)              except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

(D)              such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)               such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F)               any Revolving A Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)              such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)              No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)                No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)              Each L/C Issuer shall act on behalf of the Revolving A Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                 Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)               Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Restricted Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)             If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving A Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving A Lenders have elected not to permit such extension and directing such L/C Issuer not to permit such extension.

(iv)              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)                 Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Borrower is notified prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, then no later than 1:00 p.m. on such Business Day or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency (together with any accrued interest). If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving A Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)               Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)             With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving A Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)              Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)              If any Revolving A Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving A Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)                 At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)               If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The obligation of the Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                 any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)               the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)             any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)              waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v)                honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)              any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP;

(vii)            any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)          any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(ix)              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. Unless there was bad faith, gross negligence, willful misconduct or a material breach of this Agreement or any other Loan Document by the L/C Issuer as determined by a court of competent jurisdiction in a final and nonappealable judgment, the Borrower shall be conclusively deemed to have waived any such claim against an L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                 Role of L/C Issuer. Each Revolving A Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Revolving A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving A Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of the bad faith, gross negligence, willful misconduct or a material breach of this Agreement or any other Loan Document; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, punitive, consequential or exemplary, damages suffered by the Borrower that were, as determined by a court of competent jurisdiction in a final and nonappealable judgment, caused by such L/C Issuer’s bad faith, willful misconduct, gross negligence or material breach of this Agreement or any other Loan Document, or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)                Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h)             Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) in Dollars for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving A Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)                 Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum of 0.125%, in each case, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment) or, if later, the fifth Business Day after the Borrower has received an invoice therefor, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)                Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)                 Monthly Reports. Each L/C Issuer shall provide to the Administrative Agent a list of outstanding Letters of Credit issued by it (together with type and amounts) on a monthly basis.

(m)              L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i)                 reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)               on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii)              on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv)             on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)             for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04           Swing Line Loans.

(a)                Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving A Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) immediately after giving effect to any Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Lender’s Revolving A Commitment and (ii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall (i) prior to the funding of risk participations pursuant to Section 2.04(c), bear interest at a rate as may be separately agreed between the Borrower and the Swing Line Lender and (ii) from and after the funding of any risk participation pursuant to Section 2.04(c), be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice to the Administrative Agent as Swing Line Lender must be received not later than 4:30 p.m. on the requested borrowing date, and each such Swing Line Loan Notice to a Swing Line Lender other than the Administrative Agent must be received by such Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                Refinancing of Swing Line Loans. The Swing Line Lender at any time in its sole discretion may request that each of the Revolving A Lenders fund its risk participation in the relevant Swing Line Loan.

(d)               Repayment of Participations.

(i)               At any time after any Revolving A Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)               If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05           Prepayments.

(a)                Voluntary Prepayments of Loans.

(i)                 Revolving Loans and Term Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans or Term Loans of any Class in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (D) any prepayment of the Term Loans shall be in such proportions as the Borrower shall elect and each such prepayment shall be applied as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to the remaining principal amortization payments of the applicable Term Loan; and (E) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. Each such notice shall specify the date and amount of such prepayment and the Class and Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, subject to the occurrence of any condition(s) specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the applicable Class of Loans being prepaid of the applicable Lenders in accordance with their respective Applicable Percentages for such Class.

(ii)               Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)            Mandatory Prepayments of Loans.

(i)         Revolving Commitments.

(A)              If for any reason the Total Revolving A Outstandings at any time exceed the Aggregate Revolving A Commitments then in effect, the Borrower shall immediately prepay Revolving A Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving A Loans and Swing Line Loans the Total Revolving A Outstandings exceed the Aggregate Revolving A Commitments then in effect.

(B)              If for any reason the aggregate amount of the Revolving B Loans at any time exceed the Aggregate Revolving B Commitments then in effect, the Borrower shall immediately prepay Revolving B Loans in an aggregate amount equal to such excess.

(ii)        Asset Sales and Recovery Events. (A) Promptly following any Asset Sale or series of Asset Sales which causes the aggregate Net Cash Proceeds received from all Asset Sales during such Fiscal Year to exceed $20,000,000, the Borrower shall prepay Term Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds in excess of $20,000,000 derived from all such Asset Sales (such prepayment to be applied as set forth in clause (iii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent (1) the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to acquire assets used or useful in its business or to make Permitted Acquisitions, and (2) such reinvestment or Permitted Acquisition is consummated within three hundred and sixty-five (365) days (or if the Borrower or any Restricted Subsidiary has entered into a binding agreement to make such Permitted Acquisition within such 365 day period, such period shall be extended for an additional 180 days with respect to the portion of such Net Cash Proceeds so committed to be reinvested or applied in such acquisition) of receipt of the Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans immediately thereafter and (B) to the extent of cash proceeds received in connection with a Recovery Event which are in excess of $20,000,000 in the aggregate and which are not used to acquire fixed or capital assets used or useful in its business within three hundred sixty-five (365) days (as such period may be extended pursuant to the foregoing clause (A)(2) above) of the receipt of such cash proceeds, the Borrower shall prepay Term Loans in an aggregate amount equal to one hundred percent (100%) of such cash proceeds net of all third-party costs incurred to obtain such cash proceeds (such prepayment to be applied as set forth in clause (iii) below); provided, further, that in the event that any Refinancing Debt is then outstanding that is secured on a pari passu basis, up to a pro rata portion of such Net Cash Proceeds (based on the respective principal amount of Term Loans and Refinancing Debt, respectively, then outstanding), may be applied to prepay such Refinancing Debt to the extent required thereby.

(iii)       Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A)              (i) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), as directed by the Borrower and (ii) with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), to the outstanding Revolving B Loans.

(B)              with respect to all amounts prepaid pursuant to Section 2.05(b)(ii) by the Borrower, ratably to the Term Loans of each Class (and to the remaining principal amortization payments thereof as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to the remaining principal amortization payments of the applicable Term Loan).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(iv)       Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (each such Asset Sale a “Foreign Asset Sale”) or the Net Cash Proceeds of any Recovery Event received by a Foreign Subsidiary (each such Recovery Event a “Foreign Recovery Event”) are prohibited or delayed by applicable foreign Law of such Foreign Subsidiary from being repatriated to the Borrower, the prepayment otherwise required hereunder will not be required in respect of any amount equal to the portion of such Net Cash Proceeds so affected at the time provided in Section 2.05(b)(ii), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law of such Foreign Subsidiary will not permit repatriation to the Borrower or any Domestic Subsidiary (the Borrower hereby agreeing to use, and cause its Subsidiaries to use, commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of Term Loans pursuant to this Section 2.05 or (ii) to the extent that the Borrower has determined in good faith, after consultation with the Administrative Agent, that repatriation to the Borrower or any Domestic Subsidiary of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Net Cash Proceeds of any Foreign Recovery Event attributable to Foreign Subsidiaries would have material (as reasonably determined by the Borrower) adverse tax consequences (including by way of reduction in tax attributes) with respect to such Net Cash Proceeds, the prepayment otherwise required hereunder will not be required in respect of any amount equal to the portion of such Net Cash Proceeds so affected at the time provided in Section 2.05(b)(ii), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Borrower hereby agreeing to use commercially reasonable efforts to overcome or eliminate any adverse tax consequences), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds would no longer have material (as reasonably determined by the Borrower) adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05.

2.06       Termination or Reduction of Revolving Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving A Commitments and Aggregate Revolving B Commitments of any Class or from time to time permanently reduce such Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) any such notice may be conditioned on the effectiveness of other financing arrangements or one or more other transactions. The Borrower shall not terminate or reduce the Aggregate Revolving A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings would exceed the Aggregate Revolving A Commitments. The Borrower shall not terminate or reduce the Aggregate Revolving B Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount of the Revolving B Loans would exceed the Aggregate Revolving B Commitments. If, after giving effect to any reduction of the Aggregate Revolving A Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving A Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of Commitments. Any reduction of Commitments shall be applied to the applicable Commitment of each Lender of the applicable Class according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

2.07       Repayment of Loans.

(a)                Revolving Loans. The Borrower shall repay to the Revolving A Lenders on the Revolving A Credit Maturity Date the aggregate principal amount of all Revolving A Loans made to the Borrower that are outstanding on such date. The Borrower shall repay to the Revolving B Lenders on the Revolving B Credit Maturity Date the aggregate principal amount of all Revolving B Loans that are outstanding on such date.

(b)                Swing Line Loans. The Borrower shall repay each Swing Line Loan on the Revolving A Credit Maturity Date.

(c)                Term A Loan. The Borrower shall repay the outstanding principal amount of the Term A Loan in equal quarterly installments of $8,437,500 on the last Business Day of each March, June, September and December, beginning with March 31, 2017 (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), with the outstanding principal balance of the Term A Loan due on the Term A Maturity Date, unless accelerated sooner pursuant to Section 9.02.

2.08       Interest.

(a)             Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (x) prior to the funding of risk participations pursuant to Section 2.04(c), such rate as may be separately agreed between the Borrower and the Swing Line Lender and (y) from and after the funding of any risk participation pursuant to Section 2.04(c), the Base Rate plus the Applicable Rate for Base Rate Loans.

(b)             (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)               If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)             Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)              Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09       Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)           Commitment Fees.

(i)                 The Borrower shall pay to the Administrative Agent, for the account of each Revolving A Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving A Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii)               The Borrower shall pay to the Administrative Agent, for the account of each Revolving B Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving B Commitments exceed the aggregate Outstanding Amount of the Revolving B Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)          Other Fees.

(i)                 The Borrower shall pay to the applicable Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times separately agreed in writing. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)               The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10       Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article IX. The Borrower’s obligations under this paragraph shall survive the termination of the aggregate Commitments and the repayment of all other Obligations hereunder.

2.11       Evidence of Debt.

(a)                The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date,Class, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12       Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Loan Parties shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or an L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13       Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14       Cash Collateral.

(a)           Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been reimbursed, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) there shall exist a Defaulting Lender that is a Revolving A Lender, the Borrower shall immediately (in the case of clause (iii) above) or within three Business Days (in all other cases) following any request by the Administrative Agent or any L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 100% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit ; provided that no such notice shall be given by the Administrative Agent in respect of any such excess resulting from fluctuations in the applicable Dollar Equivalent amount of any Letter of Credit unless and until such excess continues for a period of 30 days except to the extent that the Dollar Equivalent exceeds 105% of the Letter of Credit Sublimit.

(b)          Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, shall grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15       Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee payable under Sections 2.09(a)(i), 2.09(a)(ii) or 2.09(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)          Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)          With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b)          Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving A Lenders in accordance with their respective Applicable Percentages with respect to the Revolving A Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving A Credit Exposure of any Non-Defaulting Lender that is a Revolving A Lender to exceed such Non-Defaulting Lender’s Revolving A Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c)           Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d)          Defaulting Lender Cure. If the Borrower and the Administrative Agent (and, in the case of a Defaulting Lender that is a Revolving A Lender, the Swing Line Lender and the L/C Issuers) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving A Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01       Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)           Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or other applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)         If any Loan Party, the Administrative Agent or other applicable withholding agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both U.S. federal backup withholding and withholding taxes, from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)        If any Loan Party, the Administrative Agent or other applicable withholding agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after written demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)           Each Lender and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)          Evidence of Payments. As soon as practicable after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (1) set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below or (2) required by applicable Law other than the Internal Revenue Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)           Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than penalties, interest, or charges attributable to bad faith, gross negligence or willful misconduct on the part of the Recipient) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02       Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans denominated in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Borrower, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03       Inability to Determine Rates.

(a)                If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)                Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04        Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or L/C Issuer;

(ii)             subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)            Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05       Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than any loss of Applicable Rate or other profit) incurred by it as a result of:

(a)               any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)               any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

(c)               any failure by the Borrower to make a payment of any Loan or any drawing under a Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)               any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06       Mitigation Obligations; Replacement of Lenders.

(a)                Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable and documented out of pocket costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b)                Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07       Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01       The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each L/C Issuer and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02       Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)            any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03       Reinstatement.

The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable and documented out of pocket costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04       Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05       Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06       Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations (other than contingent obligations for which no claim has been asserted) have been paid-in-full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) “Guaranteed Obligations” shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations.

4.07       Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

4.08       Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full. Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01       Conditions of Initial Credit Extension.

The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)             Receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)             Executed Agreement. Executed counterparts of this Agreement, properly executed by a Responsible Officer of the signing Loan Party and each Lender and L/C Issuer.

(ii)           Security Documents. Counterparts of the Security Agreement executed by a Responsible Officer of each Loan Party together with:

(A)           UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral, perfection in which is effectuated through the filing of a UCC financing statement;

(B)            all certificates evidencing any certificated Equity Interests and all promissory notes evidencing Indebtedness, in each case, to the extent pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers or other instruments of transfer attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion);

(C)           duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the United States registered and applied for Intellectual Property of the Loan Parties;

(D)           a duly executed Perfection Certificate and copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the Administrative Agent reasonably deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the security documents (other than Permitted Liens); and

(E)            Evidence of Insurance. Copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, endorsements naming the Administrative Agent as additional insured (in the case of liability insurance) or lender loss payee (in the case of hazard insurance) on behalf of the Lenders.

(iii)        Closing Certificate. A certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied.

(iv)       Opinions of Counsel. Favorable opinions of (i) Jones Day and (ii) Carney Badley Spellman, P.S., addressed to the Administrative Agent and each Lender, dated as of the Closing Date.

(v)        Organization Documents, Resolutions, Etc.

(A)            copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(B)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(C)           such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing (to the extent applicable) and qualified to engage in business in its state of organization or formation.

(b)          The Lenders shall have received audited financial statements for the “Lamb Weston” business of ConAgra for the Fiscal Year ending May 29, 2016 and the unaudited financial statements for the “Lamb Weston” business of ConAgra for the Fiscal Quarter ending in August 2016 and each subsequent Fiscal Quarter of the ConAgra ending 45 days or more prior to the Closing Date.

(c)           Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.

(d)          The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)           The Administrative Agent shall have received reasonable evidence satisfactory to it that Senior Notes will be issued substantially concurrently with the making of the initial Credit Extensions hereunder and that the Spin-Off will be consummated on the Closing Date substantially on the terms set forth in the Form 10.

(f)            The Borrower and each of the Guarantors shall have provided documentation and other information reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three Business Days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02        Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans, or a Borrowing pursuant to Section 2.03(c)) is subject to the following conditions precedent:

(a)           The representations and warranties of each Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except when qualified as to materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) (provided that this clause (a) shall apply to (x) any extensions of credit pursuant to an Incremental Term Loan only to the extent provided in Section 2.01(d) and the applicable Additional Credit Extension Amendment and (y) any Incremental Term Loan to be used to consummate a Limited Condition Acquisition as provided in Section 1.10).

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof (provided that this clause (b) shall apply to (x) any extensions of credit pursuant to an Incremental Term Loan only to the extent provided in Section 2.01(d) and the applicable Additional Credit Extension Amendment and (y) any Incremental Term Loan to be used to consummate a Limited Condition Acquisition as provided in Section 1.10).

(c)           The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving A Lenders (in the case of any Revolving A Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or a Borrowing pursuant to Section 2.03(c)) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01        Organization; Powers.

(a) (i) Each Loan Party and (ii) each other Restricted Subsidiary, except, in the case of clause (ii), where the failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, (b) each of the Borrower and its Restricted Subsidiaries has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 6.01 sets forth, as of the Closing Date, (i) a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries, (ii) a true and complete listing of each class of each Loan Party (other than the Borrower) and each Subsidiary’s authorized Equity Interests, of which all of such issued shares are (to the extent such concepts are relevant with respect to such ownership interests) validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 6.01, and (iii) the type of entity of the Borrower and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

6.02        Authorization; Enforceability.

The Transactions are within each Loan Party’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

6.03        Governmental Approvals; No Conflicts.

The Transactions (a) except as could not reasonably be expected to have a Material Adverse Effect, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents and the filing of one or more current reports on Form 8-K with respect to the Transactions, (b) except as could not reasonably be expected to have a Material Adverse Effect, will not violate any Law applicable to the Borrower or any of its Restricted Subsidiaries, (c) except as could not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets (except those as to which waivers or consents have been obtained), and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and/or other Permitted Liens.

6.04        Financial Condition; No Material Adverse Change.

(a)             The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income and cash flows as of and for the Fiscal Year ended May 29, 2016, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the “Lamb Weston” business of ConAgra as of such date in accordance with GAAP.

(b)            Since May 29, 2016 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect (excluding for the avoidance of doubt, the Transactions).

6.05        Properties.

(a)            Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all such property is free of all Liens other than Permitted Liens.

(b)            The Borrower and each of its Restricted Subsidiaries owns, has the legal right to use or is licensed to use, Intellectual Property used or held for use in or otherwise necessary to its business as currently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower or any of its Restricted Subsidiaries, the operation of their respective businesses by the Borrower and its Restricted Subsidiaries does not infringe upon or violate the rights of any other Person except for such infringements or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.06        Litigation and Environmental Matters.

(a)            There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Restricted Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Closing Date, that involve this Agreement or the Transactions.

(b)               Except for any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) none of the Borrower or any of its Restricted Subsidiaries has received any written or actual notice of any claim or legal action with respect to any Environmental Liability or has knowledge or reason to believe that any such notice will be received or is threatened and (ii) none of the Borrower or any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

6.07        Compliance with Laws.

Each of the Borrower and its Restricted Subsidiaries is in compliance with all Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.08        Investment Company Status.

Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

6.09        Taxes.

Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.

6.10        ERISA.

No ERISA Event has occurred within the previous five (5) years or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

6.11        Disclosure.

None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) or delivered hereunder, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed, when taken as a whole, to be reasonable at the time delivered. Notwithstanding anything contained in this Section 6.11, the parties hereto acknowledge and agree that uncertainty is inherent in any forecasts and projections and that such forecasts and projections do not constitute guarantees of future performance and that actual results may differ from projected results and that such differences may be material.

6.12        Solvency.

(a)             As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date, the Loan Parties, taken as a whole on a consolidated basis, are and will be Solvent.

(b)             The Loan Parties on a consolidated basis, will not (i) have unreasonably small capital in relation to the business in which they are engaged or (ii) have incurred, or believe that they will have incurred after giving effect to the transactions contemplated by this Agreement, Indebtedness beyond their ability to pay such Indebtedness as it becomes due.

6.13        Security Interests in Collateral.

As of the Closing Date and at all times thereafter except during a Collateral Suspension Period (and subject to the time period provided in Section 7.10(d), the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the holders of the Obligations, and, upon the filing of appropriate financing statements, the recordation of the applicable mortgages and, with respect to any Intellectual Property, filings in the United States Patent and Trademark Office and the United States Copyright Office, or taking such other action as may be required for perfection under applicable Law, such Liens will constitute, to the extent required by the Loan Documents, perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Borrower and/or Guarantors, as applicable, and all third parties, and having priority over all other Liens on the Collateral except (a) for Permitted Liens, (b) in the case of Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) to the extent that perfection of such security interests and Liens are not required by the Loan Documents. No representation or warranty is made under or with respect to the Laws of any non-U.S. jurisdiction with respect to the perfection or priority of any security interest in the Equity Interests issued by any Foreign Subsidiary or any other Collateral located in any non-U.S. jurisdiction.

6.14        Labor Disputes.

There are no labor controversies, strikes, lockouts or slowdowns pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.

6.15        No Default.

No Default has occurred and is continuing.

6.16        Federal Reserve Regulations.

No part of the proceeds of any Credit Extension have been used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations T, U, and X.

6.17        OFAC; Anti-Corruption Laws.

No Loan Party nor any Subsidiary of a Loan Party, nor to the knowledge of any Loan Party, any director, officer, employee or Affiliate thereof is currently the subject of any Sanctions or located, organized or resident in a Designated Jurisdiction in violation of Sanctions. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business of any Person who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption laws in all material respects and have instituted and maintained policies and procedures intended to promote and achieve compliance with such laws.

6.18        Insurance.

The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as ~~are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates~~the Borrower believes appropriate in the exercise of its reasonable business judgment (including the use of self-insurance plans). The property and general liability insurance coverage of the Borrower and the Guarantors as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.18.

6.19        EEA Financial Institutions.

No Loan Party is an EEA Financial Institution.

6.20        Covered Entities.

No Loan Party is a Covered Entity.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not Cash Collateralized:

7.01        Financial Statements and Other Information.

The Borrower will furnish to the Administrative Agent (for delivery to each Lender):

(a)             by no later than the date which occurs 90 days (or 100 days if permitted by SEC requirements) after the end of each Fiscal Year of the Borrower, (i) the Borrower’s audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (it being understood that such comparative form shall be required only to the extent required by SEC requirements prior to the financial statements for Fiscal Year 2019), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except for qualifications or exceptions resulting from pending maturity of Indebtedness under this Agreement)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP and (ii) at any time that the Borrower has any Unrestricted Subsidiaries, a consolidated balance sheet and related statements of income and cash flows of the Borrower and its Restricted Subsidiaries, in each case as at the end of such Fiscal Year, setting forth in comparative form the corresponding consolidated figures for the preceding Fiscal Year (it being understood that such comparative form shall be required only to the extent required by SEC requirements prior to the financial statements for Fiscal Year 2019), accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in accordance with GAAP (except, in the case of the financial statements of the Borrower and its Restricted Subsidiaries, for the exclusion of Unrestricted Subsidiaries), as at the end of and for such Fiscal Year;

(b)             by no later than the date which occurs 45 days (or 50 days if permitted by SEC requirements) after the end of each of the first three Fiscal Quarters of the Borrower, the unaudited consolidated balance sheet and related statements of income and cash flows for the Borrower and its Subsidiaries as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case, in comparative form (it being understood that such comparative form shall be required only to the extent required by SEC requirements prior to the financial statements for the Fiscal Quarter ending in February 2018) the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to normal year-end and audit adjustments and the absence of certain footnotes;

(c)            concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred during the period covered thereby and is continuing and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.11, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(d)              promptly after the same become publicly available, to the extent not available by electronic or other readily accessible means, copies of all periodic and other material reports, proxy statements and other non-confidential materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)              promptly (in any event, within 30 days, or such later date as determined by the Administrative Agent in its sole discretion) thereafter, written notice of any change in a Loan Party’s name, jurisdiction of formation or form of organization (other than the Guarantor Name Change); and

(f)               promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, including, without limitation, pursuant to the PATRIOT Act and the Beneficial Ownership Regulation (provided that no such information shall be required to be provided if providing such information would violate confidentiality agreements or result in a loss of attorney-client privilege or a claim of attorney work product with respect to such information so long as the Borrower notifies the Administrative Agent that such information is being withheld and the reason therefor).

Documents required to be delivered pursuant to Section 7.01(a), 7.01(b) or 7.01(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.”

7.02        Notices of Material Events.

The Borrower will furnish to the Administrative Agent prompt written notice (in any event, within 5 Business Days) upon any Responsible Officer of the Borrower obtaining actual knowledge thereof, of the following:

(a)             the occurrence of any Default;

(b)             the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)             the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)             the occurrence any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding; and

(e)             any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

7.03        Existence; Conduct of Business.

The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, maintain, renew and keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, licenses, permits, franchises, governmental authorizations, Intellectual Property rights, licenses and permits necessary in the conduct of its business, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (and those ancillary, complementary or reasonably related thereto).

7.04        Payment of Obligations.

The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including material Taxes, before the same shall become delinquent or in default (subject, where applicable, to specified grace periods), except where the validity or amount thereof is being contested in good faith by appropriate proceedings and (a) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

7.05        Maintenance of Properties.

Except as would not individually or in the aggregate have a Material Adverse Effect, the Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

7.06        Books and Records; Inspection Rights.

The Borrower will, and will cause each of its Restricted Subsidiaries to, (i) keep proper books of record and account in which complete entries in accordance with GAAP are made of all material dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all upon reasonable prior notice at such reasonable times and as often as reasonably requested and at the expense of the Borrower; provided that, unless an Event of Default has occurred and is continuing, no more than one such inspection shall be conducted in any Fiscal Year. Notwithstanding anything to the contrary in this Section 7.06, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

7.07        Compliance with Laws.

The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Laws applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

7.08        Use of Proceeds.

The proceeds of the Credit Extensions will be used (i) to consummate the Transactions, including to make a cash payment to ConAgra on the Closing Date as described in the definition of “Transactions”, (ii) for working capital needs and for other general corporate purposes of the Borrower and its Restricted Subsidiaries in the ordinary course of business and (iii) to finance Permitted Acquisitions and permitted stock repurchases; provided that no more than $175,000,000 of Revolving Loans and Swing Line Loans may be borrowed on the Closing Date. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the FRB, including Regulations T, U and X.

7.09        Insurance.

The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable carriers insurance in such amounts and against such risks (including loss or damage by fire and other normally insured perils and loss in transit; business interruption; and general liability) and such other hazards, as ~~is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations~~the Borrower believes appropriate in the exercise of its reasonable business judgment (including the use of self-insurance plans). The Borrower will furnish to the Administrative Agent, upon request thereof, information in reasonable detail as to the insurance so maintained. Except during a Collateral Suspension Period (and subject to the time period provided in Section 7.10(d)), the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Borrower’s and Guarantors’ tangible personal property and assets and business interruption insurance policies naming the Administrative Agent lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured.

7.10        Subsidiary Guarantors; Pledges; Collateral; Further Assurances.

(a)               No later than thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person (other than an Excluded Subsidiary) becomes a Material Restricted Subsidiary or any Material Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower shall provide the Administrative Agent with written notice thereof and shall cause each such Subsidiary to deliver to the Administrative Agent a Joinder Agreement pursuant to which such Subsidiary agrees to be bound by the terms and provisions of this Agreement as a Guarantor and, except during a Collateral Suspension Period, the Collateral Documents, such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(b)               Except during a Collateral Suspension Period (and subject to the time period provided in clause (d) below), the Borrower will cause, and will cause each Guarantor to cause, all existing and newly-acquired owned property other than Excluded Property to be subject at all times (subject to the time periods in clause (a) above and (d) below) to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the holders of the Obligations to secure the Obligations to the extent required by and in accordance with the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens.

(c)             Without limiting the foregoing, except during a Collateral Suspension Period (and subject to the time period provided in clause (d) below), the Borrower will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 5.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the reasonable expense of the Borrower.

(d)              If a Collateral Suspension Period shall terminate, all Liens granted or purported to be granted in any Loan Document shall be automatically and immediately reinstated and the Loan Parties shall, within 30 days following termination of such Collateral Suspension Period (or within such longer period as to which the Administrative Agent may consent) (the “Collateral Reinstatement Date”) take all actions as are reasonably requested by the Administrative Agent to secure the Obligations (and perfect such security interest) by first priority Liens (subject in any case to Permitted Liens) in favor of the Administrative Agent on all assets of the Loan Parties other than Excluded Property and the Administrative Agent is hereby authorized to enter into any new Collateral Documents in connection with any Collateral Reinstatement Date.

(e)               Notwithstanding the provisions of this Section 7.10 to the contrary, so long as no Default has occurred and is then continuing or would result therefrom and the Borrower has demonstrated compliance on a Pro Forma Basis (after giving effect to such redesignation) with the financial covenants set forth in Section 8.11, the Borrower may from time to time designate or change any of its Subsidiaries’ status as a Restricted Subsidiary or an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s or its Subsidiary’s (as applicable) investment therein.

7.11        Farm Credit Equities and Security.

(a)               So long as (i) any Farm Credit Lender is a Lender hereunder and (ii) such Farm Credit Lender has notified the Borrower that it is eligible to receive patronage distributions directly from such Farm Credit Lender or one of its Affiliates on account of the Loans made by such Farm Credit Lender hereunder, the Borrower may acquire equity in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s bylaws and capital plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower shall be required pursuant to this sentence to purchase in such Farm Credit Lender in connection with the Loans made by such Farm Credit Lender shall not exceed the maximum amount required by such bylaws and capital plan on the Closing Date (or, if applicable, at the time such Farm Credit Lender becomes a Lender hereunder via assignment to the extent the Borrower has consented to such Farm Credit Lender becoming a Lender). The Borrower acknowledges receipt, as of the Closing Date and to the extent applicable, of a copy of (i) each such Farm Credit Lender’s most recent annual report, (ii) each such Farm Credit Lender’s Notice to Prospective Stockholders and (iii) each such Farm Credit Lender’s bylaws and capital plan, which describe the nature of all of the Borrower’s equity in each such Farm Credit Lender acquired in connection with its patronage loan from such Farm Credit Lenders (the “Farm Credit Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.

(b)             Each party hereto acknowledges that each relevant Farm Credit Lender’s bylaws and capital plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with such Farm Credit Lender, (ii) the Borrower’s eligibility for patronage distributions from such Farm Credit Lender (in the form of Farm Credit Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis.

(c)              Each party hereto acknowledges that each Farm Credit Lender has a statutory first Lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities that the Borrower may now own or hereafter acquire in such Farm Credit Lender, which statutory Lien shall be for such Farm Credit Lender’s sole and exclusive benefit. Notwithstanding anything to the contrary herein or in any other Loan Document, the Farm Credit Equities shall not constitute security for the Obligations due to any other holder thereof. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities or on patronage accrued by the relevant Farm Credit Lender for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the Obligations except that, in the event of an Event of Default, the relevant Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit Lender shall have any obligation to retire its Farm Credit Equities upon any Default or any other default by the Borrower or any other Loan Party, or at any other time, either for application to the Obligations or otherwise.

7.12       Post-Closing.

(a)              Take all necessary actions to satisfy the items described on Schedule 7.12 (as may be updated pursuant to this Agreement) within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder any Loan or other Obligation hereunder (other than contingent obligations for which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not Cash Collateralized:

8.01       Indebtedness.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)              Indebtedness under the Loan Documents;

(b)             Indebtedness existing on the Closing Date and set forth in Schedule 8.01 and Permitted Refinancing Indebtedness in respect thereof;

(c)              Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary; provided that any Indebtedness owing by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)              Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness incurred in reliance on this clause (d) shall not exceed the greater of (i) $200,000,000 and (ii) 9.0% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of incurrence thereof) at any time outstanding;

(e)              obligations in connection with any Permitted Receivables Financing;

(f)               (i) unsecured Indebtedness of the Loan Parties; provided that (x) both immediately before and after giving effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis, (y) such indebtedness (A) shall have a maturity date no earlier than 91 days following the then Latest Maturity Date (as of the date such Indebtedness was incurred) and (B) shall not require any scheduled payment of principal prior to the maturity date thereof and (z) the covenants and events of default contained in such Indebtedness are not, taken as a whole, materially more restrictive on the Borrower and its Restricted Subsidiaries (as determined in good faith by a Responsible Officer of the Borrower) than the terms of this Agreement unless the Borrower enters into an amendment to this Agreement with the Administrative Agent (which amendment shall not require the consent of any other Lender) to add such more restrictive terms for the benefit of the Lenders and (ii) Permitted Refinancing Indebtedness in respect of the foregoing;

(g)             Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary pursuant to a Permitted Acquisition (provided that such Indebtedness was not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary) so long as, immediately after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis and any Permitted Refinancing Indebtedness in respect of the foregoing;

(h)             Indebtedness in respect of Swap Contracts; provided that such Swap Contracts are (or were) entered into in for the purpose of mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices, and not for purposes of speculation;

(i)               Indebtedness of Restricted Subsidiaries of the Borrower that are not Loan Parties in an aggregate principal amount outstanding at any one time not to exceed (x) $50,000,000 plus (y) in the case of Foreign Subsidiaries organized under the Laws of the People’s Republic of China, RMB450,000,000;

(j)                 to the extent constituting Indebtedness, indemnification and non-compete obligations or adjustments in respect of the purchase price (including earn-outs and other contingent deferred payments) in connection with any Permitted Acquisition or sale or disposition permitted by Section 8.05;

(k)                Indebtedness in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties and similar arrangements, in each case in the ordinary course of business;

(l)                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or any Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(m)               other Indebtedness of the Borrower and its Restricted Subsidiaries in a principal amount up to but not exceeding in the aggregate outstanding on the date such Indebtedness is incurred the greater of (i) $200,000,000 and (ii) 9% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of incurrence thereof) at such time;

(n)                the Senior Notes issued on the Closing Date in an aggregate principal amount not to exceed $1,700,000,000 and any Permitted Refinancing Indebtedness in respect of the foregoing;

(o)                Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business

(p)                Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements and cash management incurred in the ordinary course of business in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations subject thereto;

(q)                Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;

(r)                 Guarantees of Indebtedness otherwise permitted by this Section 8.01 and of other obligations otherwise permitted hereunder; ~~and~~

(s)                any Refinancing Debt and any Permitted Refinancing Indebtedness in respect of the foregoing~~.~~ or the below;

(t)                 Incremental Equivalent Debt in an aggregate principal amount measured at the time of incurrence not to exceed the then remaining Incremental Amount; and

(u)               Indebtedness incurred by the Borrower under the NFC Credit Agreement in an aggregate principal amount not to exceed $725,000,000.

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of original issue discount or liquidation preferences and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the applicable Dollar Equivalent amount of any Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Borrower dated such date prepared in accordance with GAAP.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Further, for purposes of determining compliance with this Section 8.01, if an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Indebtedness (or any portion thereof) permitted by this Section 8.01, the Borrower may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 8.01.

8.02       Liens.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                Liens created pursuant to any Loan Document to secure Obligations;

(b)                Permitted Encumbrances;

(c)                any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 8.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary (other than any replacements of such property or assets and accessions thereto and proceeds thereof, and in the case of any Restricted Subsidiary, after-acquired property of such Restricted Subsidiary of the same type and consistent with that contemplated at the time such original Lien was created) and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(d)                any Farm Credit Lender’s statutory Lien in its Farm Credit Equities;

(e)                Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 8.01(d), (ii) except in the case of Permitted Refinancing Indebtedness such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) except in the case of Permitted Refinancing Indebtedness, the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and the financing thereof and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

(f)                 any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or Restricted Subsidiary (other than any replacements of such property or assets and accessions thereto and proceeds thereof, and in the case of any acquired Restricted Subsidiary, after-acquired property of such Restricted Subsidiary of the same type and consistent with that contemplated at the time such original Lien was created) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary and Permitted Refinancing Indebtedness in respect thereof;

(g)                Liens upon real or personal property leased under operating leases in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Borrower or any of its Restricted Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(h)                Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Borrower or its Restricted Subsidiaries pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Person;

(i)                 protective Uniform Commercial Code filings with respect to personal property leased by, or consigned to, any of the Borrower or its Restricted Subsidiaries;

(j)                 Liens upon Equity Interests of Unrestricted Subsidiaries;

(k)                Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including, without limitation, any related filings of any financing statements, any Liens on deposit and securities accounts maintained in connection with any Permitted Receivables Financing and any Liens on the Equity Interests of a Receivables Financing SPC), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

(l)                 Liens on Collateral securing Indebtedness permitted by Section 8.01(s), (t) and (u); provided that such Liens are subject to a Permitted Intercreditor Agreement;

(m)               normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)                Liens of sellers of goods to the Borrower and its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)                Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(p)                Liens solely on any cash earnest money deposits made in connection with an Investment permitted by Section 8.04;

(q)                transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities;

(r)                 leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(s)                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business permitted by this Agreement;

(t)                 Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)                Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of any Restricted Subsidiary in the ordinary course of business;

(v)                Liens on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w)               Liens consisting of an agreement to dispose of any property in a Disposition permitted hereunder, to the extent that such Disposition would have been permitted on the date of the creation of such Lien;

(x)                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y)                Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(z)                 Liens on property subject to any sale and leaseback transaction permitted hereunder and general intangibles related thereto;

(aa)             other Liens on assets of the Borrower and the Restricted Subsidiaries securing other obligations of the Borrower and the Restricted Subsidiaries in the aggregate principal amount not to exceed the greater of $100,000,000 and 4.5% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of creation thereof) at any time outstanding;

(bb)              Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness permitted by Section 8.01(i); and

(cc)               Liens securing Swap Contracts in a net amount not to exceed $50,000,000.

For purposes of determining compliance with this Section 8.02, if a Lien meets, in whole or in part, the criteria of one or more of the categories of Liens (or any portion thereof) permitted in this Section 8.02, the Borrower may, in its sole discretion, classify or divide such Lien (or any portion thereof) in any manner that complies with this Section 8.02 and will be entitled to only include the amount and type of such Lien or liability secured by such Lien (or any portion thereof) in one of the above clauses and such Lien will be treated as being incurred pursuant to only such clause or clauses (or any portion thereof).

8.03       Fundamental Changes.

(a)                The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Restricted Subsidiary of the Borrower may merge into a Loan Party in a transaction in which such Loan Party is the surviving entity, (ii) any Guarantor may merge into or consolidate with any Person in a transaction in which the surviving entity is or becomes a Guarantor; provided that any such merger or consolidation involving a Person that is not a Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.04, (iii) any Restricted Subsidiary that is not a Guarantor may (x) liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (y) merge or consolidate with any other Person (other than a Loan Party), provided that (1) a Restricted Subsidiary is the surviving Person and (2) any such merger or consolidation involving a Person that is not a Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.04; (iv) the Borrower or any Restricted Subsidiary may merge with any other Person in connection with a Permitted Acquisition, provided that (x) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving corporation and (y) if a Guarantor is a party to such transaction, such Guarantor is the surviving Person; and (v) any permitted sale or disposition under Section 8.05 may be effectuated pursuant to a merger, consolidation, liquidation or dissolution.

(b)                The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, (i) engage to any substantial extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Closing Date and ancillary, complementary or reasonably related thereto or (ii) change its Fiscal Year from the basis in effect on the Closing Date or with respect to a Restricted Subsidiary that was acquired or formed after the Closing Date, from the basis in effect on the date such entity became a Restricted Subsidiary; provided that (x) any Restricted Subsidiary may change its fiscal year to conform to the Fiscal Year of the Borrower and (y) with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) the Borrower and its Restricted Subsidiaries may change their Fiscal Year to end on December 31 so long as, if requested by the Administrative Agent, the Borrower shall have entered into an amendment to this Agreement with the Administrative Agent (which amendment shall not require the consent of any other Lender) to ensure that such change in Fiscal Year does not materially adversely affect the rights of the Lenders or the Borrower under this Agreement and to otherwise appropriately update the terms hereof in light of such change in Fiscal Year and fiscal periods.

For the avoidance of doubt, nothing in this Section 8.03 shall prohibit the consummation of the Transaction.

8.04           Investments, Loans, Advances and Acquisitions.

The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment (including by way of Guarantees) or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)                investments in cash and Cash Equivalents;

(b)                investments in existence on the Closing Date and described in Schedule 8.04 and amendments, extensions and renewals thereof that do not increase the amount thereof and investments reflected on Schedule 6.01;

(c)                operating deposit accounts with depository institutions and other ordinary course cash management;

(d)                investments received in connection with a disposition permitted under Section 8.05(h) or (i);

(e)                purchases of inventory and other assets to be sold or used in the ordinary course of business;

(f)                 investments by (i) any Loan Party in any Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party in the Borrower or any other Restricted Subsidiary and (iii) any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of investments outstanding pursuant to this clause (iii) shall not exceed the greater of $150,000,000 and 7.0% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of the making thereof) at any time outstanding;

(g)                loans and advances to employees in the ordinary course of business not exceeding $10,000,000 in the aggregate;

(h)                investments in the form of Swap Contracts permitted by Section 8.01(h);

(i)                 deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other deposits of like nature arising in the ordinary course of business;

(j)                 investments by any Receivables Financing SPC, the Borrower or any Restricted Subsidiary in a Receivables Financing SPC in each case made in connection with a Permitted Receivables Financing, and loans permitted by the applicable Permitted Receivables Financing that are made by the Borrower or a Restricted Subsidiary to a Receivables Financing SPC or by a Receivables Financing SPC to the Borrower or a Restricted Subsidiary in connection therewith;

(k)                the Farm Credit Equities and any other stock or securities of, or investments in, a Farm Credit Lender or its investment services or programs;

(l)                 investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other disputes with customers or suppliers and investments consisting of the prepayment of suppliers and service providers on customary terms in the ordinary course of business;

(m)               Guarantees of Indebtedness permitted by Section 8.01 and of other obligations otherwise permitted hereunder;

(n)                investments in prepaid expenses, utility and workers’ compensation, performance and other similar deposits, each as entered into in the ordinary course of business;

(o)                investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(p)                investments to the extent made with (i) Qualified Equity Interests of the Borrower or (ii) the cash proceeds of any Equity Issuance by the Borrower so long as such investment is consummated within 90 days of such Equity Issuance (provided that such cash proceeds shall not be included in the Available Amount);

(q)                additional investments in an aggregate amount not to exceed the greater of $250,000,000 and 11.5% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of the making thereof) at any time outstanding;

(r)                 the Transactions and Permitted Acquisitions;

(s)                 other investments so long as, on a Pro Forma Basis immediately after the making of any such investment, the Consolidated Net Leverage Ratio does not exceed 3.75 to 1.00;

(t)                 subject to the absence of any continuing Event of Default and compliance by the Borrower on a Pro Forma Basis with the covenants set forth in Section 8.11 (each in accordance with Section 1.10, if applicable), investments from the Available Amount; and

(u)                investments made during a Collateral Suspension Period.

For purposes of covenant compliance, the amount of any investment shall be the amount actually invested (with respect to any investment made other than in the form of cash or Cash Equivalents, valued at the fair market value thereof (as reasonably determined by the Borrower in good faith) at the time of the making thereof), without adjustment for subsequent increases or decreases in the value of such investment, less any amount repaid, returned, distributed or otherwise received in respect of any investment, in each case, in cash, and the amount of any investment constituting a Guarantee shall be determined as stated in the definition of “Guarantee.”

Any investment in any Person other than a Loan Party that is otherwise permitted by this Section 8.04 may be made through intermediate investments in Restricted Subsidiaries that are not Loan Parties and such intermediate investments shall be disregarded for purposes of determining the outstanding amount of investments pursuant to any clause set forth above.

For purposes of determining compliance with this Section 8.04, if an investment meets, in whole or in part, the criteria of one or more of the categories of investments (or any portion thereof) permitted in this Section 8.04, the Borrower may, in its sole discretion, classify or divide such investment (or any portion thereof) in any manner that complies with this Section 8.04 and will be entitled to only include the amount and type of such investment (or any portion thereof) in one of the above clauses and such investment will be treated as being incurred pursuant to only such clause or clauses (or any portion thereof).

8.05       Asset Sales.

The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease, license otherwise dispose of any asset, including any Equity Interest of any Restricted Subsidiary owned by it (any such transaction a “Disposition”), except:

(a)                any Specified Sale;

(b)                Dispositions of assets (i) among the Borrower and the Guarantors and (ii) from any Restricted Subsidiary that is not a Guarantor to any Loan Party or another Restricted Subsidiary;

(c)                any sale of Transferred Assets by such Person to a Receivables Financing SPC and subsequently to a Receivables Financier in connection with a Permitted Receivables Financing;

(d)                (i) sale and leaseback transactions permitted by Section 8.06;

(e)                to the extent constituting a Disposition, the creation of Liens, the making of investments, the consummation of fundamental changes and the making of Restricted Payments permitted by Sections 8.02, 8.03 (other than Section 8.03(a)(iv)), 8.04 and 8.07, respectively;

(f)                 to the extent constituting a Disposition, the unwinding of any Swap Contract pursuant to its terms;

(g)                transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned such property (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(h)                Dispositions of other assets so long as the aggregate amount thereof sold or otherwise disposed of in any single Fiscal Year by the Borrower and its Restricted Subsidiaries shall not have a book value (as determined in good faith by the Borrower) in excess of ten percent (10%) (or fifteen percent (15%) during any Collateral Suspension Period) of the Consolidated Total Assets owned on the later of the Closing Date or the last day of the immediately prior Fiscal Year; provided that to the extent any such Disposition or series of related Dispositions involve assets or property with an aggregate fair market value in excess of $10,000,000 (i) no Event of Default shall have occurred and be continuing at the time of such Disposition, (ii) such Disposition is for at least fair market value (as determined in good faith by the Borrower) and (iii) the consideration received by the Borrower or the applicable Restricted Subsidiary for such Disposition shall consist of at least 75% cash and Cash Equivalent (it being understood that for purposes of this clause (iii) the following shall be deemed to be cash and Cash Equivalents (x) any liabilities relating to any asset or of any Restricted Subsidiary that is subject to such Disposition (other than liabilities that are expressly subordinated to the Obligations) to the extent that the Borrower and its Restricted Subsidiaries are released from any liability thereunder, (y) any note or security that is sold for cash and Cash Equivalents by the Borrower or the applicable Restricted Subsidiary within 180 days following the date of receipt thereof and (z) Designated Non-Cash Consideration in an aggregate amount for all such Dispositions not to exceed $50,000,000 at any time outstanding (without giving effect to any write-down or write–off thereof));

(i)                 non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business and abandonment or lapse of Intellectual Property that is, in the reasonable business judgment of the Borrower or its Restricted Subsidiary, no longer used in or useful in the conduct of their respective businesses; and

(j)                 sales of non-core assets acquired pursuant to a Permitted Acquisition.

8.06       Sale and Leaseback Transactions.

The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as they property sold or transferred, except for (i) any such transactions consummated within 180 days of the acquisition by the Borrower or any Restricted Subsidiary of the asset subject to such sale and leaseback and (ii) other such transactions involving assets with an aggregate fair market value not to exceed $150,000,000.

8.07       Restricted Payments.

The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, except:

(a)                Restricted Payments payable solely in Qualified Equity Interests;

(b)                Restricted Payments made by any Restricted Subsidiary of the Borrower to any Loan Party (directly or indirectly through Subsidiaries) and, in the case of dividends or other distributions paid by Subsidiaries, ratably (or on a more favorable basis from the perspective of the Borrower) to other Persons that own the applicable class of Equity Interests in such Subsidiary;

(c)                in the case of a Receivables Financing SPC, to make Restricted Payments to its owners to the extent of net income or other assets available therefor under applicable law;

(d)               the Borrower or any Restricted Subsidiary may redeem or repurchase Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan from officers, employees and directors of the Borrower or any of its Subsidiaries (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as (i) no Event of Default has occurred and is continuing and (ii) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (d) in any Fiscal Year of the Borrower does not exceed the sum of (y) $15,000,000 plus (z) the net cash proceeds of any “key-man” life insurance policies of the Borrower or any Restricted Subsidiary that have not been used to make any repurchases, redemptions or payments under this Section 8.07(d);

(e)               repurchases of Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan that occur or are deemed to occur upon the exercise of any such awards to the extent representing a portion of the exercise price of such award or the withholding taxes applicable to such award;

(f)                to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by Section 8.04;

(g)               the Borrower may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation);

(h)               the Borrower and its Restricted Subsidiaries may make Restricted Payments to consummate the Transactions;

(i)                Restricted Payments made by any Restricted Subsidiary that is not a Loan Party to any other Restricted Subsidiary and, in the case of dividends or other distributions paid by Subsidiaries, ratably (or on a more favorable basis from the perspective of the Borrower) to other Persons that own the applicable class of Equity Interests in such Restricted Subsidiary;

(j)               the Borrower and its Restricted Subsidiaries may make other Restricted Payments from the Available Amount so long as immediately after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof and (ii) the Borrower is in compliance with the financial covenants set forth in Section 8.11;

(k)               the Borrower and its Restricted Subsidiaries may make other Restricted Payments using the proceeds of a substantially concurrent offering of Equity Interests (other than Disqualified Equity Interests) of the Borrower; provided that such proceeds shall not be included in the Available Amount;

(l)                 the Borrower and its Restricted Subsidiaries may make other Restricted Payments in an aggregate principal amount not to exceed the greater of (x) $200,000,000 and (y) 9.0% of Consolidated Total Assets (as shown on or determined in accordance with the most recent financial statements of the Borrower delivered pursuant to Section 7.01(a) or (b) prior to the date of the making thereof) so long as immediately after giving effect thereto on a Pro Forma Basis, no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof;

(m)              the Borrower and its Restricted Subsidiaries may make other Restricted Payments so long as at the time of the making thereof and after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof and (ii) the Consolidated Net Leverage Ratio is less than or equal to 3.75 to 1.00; and

(n)               the Borrower and its Restricted Subsidiaries may make other Restricted Payments during a Collateral Suspension Period so long as no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 8.07 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 8.07 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

8.08       Transactions with Affiliates.

Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly enter into any transaction with any Affiliate (other than (x) transactions among the Borrower and/or one or more Restricted Subsidiaries not involving any other Affiliate and (y) transactions the terms of which are not in the good faith judgment of the Borrower materially less favorable to the Borrower and its Restricted Subsidiaries as could reasonably be expected to be obtained in a comparable transaction with a Person not an Affiliate); provided that the foregoing will not prohibit:

(a)               employment, compensation, indemnification, reimbursement and severance arrangements for officers and directors of the Borrower and its Subsidiaries in the ordinary course of business or that are approved by the Board of Directors of the Borrower;

(b)               transactions with any Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely as a result of the Borrower or a Restricted Subsidiary having Control over such Person;

(c)               ordinary course transactions with any Person that is an Affiliate solely as a result of the fact that a member of the Borrower’s or any Restricted Subsidiary’s Board of Directors is a director, officer or employee of such Person;

(d)               transactions approved by a majority of the disinterested members of the Board of Directors of the Borrower;

(e)               Restricted Payments permitted by Section 8.07;

(f)                Permitted Receivables Financings;

(g)               the Transaction Agreements and the transactions contemplated thereby; and

(h)               transactions entered into during a Collateral Suspension Period.

8.09       Restrictive Agreements.

(a)               The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into, or permit to exist, any Contractual Obligation (including Organization Documents) that encumbers or restricts in any material respect the ability of any such Person to (i) in the case of any Restricted Subsidiary, pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its properties or assets to any Loan Party, or (v) in the case of any Domestic Subsidiary, act as a Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 8.01(d); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (D) Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 8.01, so long as the Borrower has determined that such restrictions do not materially impair the ability of the Loan Parties (taken as a whole) to perform their obligations under this Agreement, (E) any restrictions regarding licenses or sublicenses by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property), (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (G) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (H) customary provisions in leases and other contracts restricting the assignment thereof, (I) customary restrictions contained in documents executed in connection with any Permitted Receivables Financing, (J) any Lien permitted hereunder or any document or instrument governing any such Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (K) any indenture agreement, instrument or other arrangement relating to the assets or business of any Restricted Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired; (L) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture and/or Equity Interests therein, (M) restrictions contained in subordination provisions relating to intercompany Indebtedness, (N) any agreements existing on the Closing Date and set forth on Schedule 8.09, (O) restrictions in the indenture governing the Senior Notes as in effect on the Closing Date or contained in any agreements governing other Indebtedness issued following the Closing Date so long as not materially more restrictive (as determined in good faith by the Borrower) than the terms applicable under the indenture governing the Senior Notes as in effect on the Closing Date, (P) restrictions applicable to any Person at the time such Person becomes a Subsidiary so long as such restriction applies on to such Person and its Subsidiaries and was not entered into in contemplation of such Person becoming a Subsidiary, (Q) restrictions entered into during a Collateral Suspension Period; (R) replacements, renewals, amendments and refinancings of any agreements described above so long as such replacement, renewals, amendments and refinancings are not materially more restrictive than the terms of the agreement being replaced, renewed, amended or refinanced; and (S) restrictions in respect of assets that, taken as a whole, are immaterial, provided that in good faith judgment of the Borrower, such conditions would not have a material adverse effect on the ability of any Loan Party to satisfy its Obligations hereunder.

(b)                The Borrower will not, nor will it permit any Guarantor to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets to secure the Obligations pursuant to the Loan Documents, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for the Obligations except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to applicable Law, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.01(d); provided that in the case of Section 8.01(d) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith (and any accessions, products or proceeds thereof), (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (viii) restrictions in any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (ix)) software and other Intellectual Property licenses pursuant to which the Borrower or Subsidiary is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license), (x) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture and/or Equity Interests therein, (xi) any agreements existing on the Closing Date and set forth on Schedule 8.09, (xii) restrictions in the indenture governing the Senior Notes as in effect on the Closing Date or contained in any agreements governing other Indebtedness issued following the Closing Date so long as not materially more restrictive (as determined in good faith by the Borrower) than the terms applicable under the indenture governing the Senior Notes as in effect on the Closing Date, (xiii) restrictions entered into during any Collateral Suspension Period, (xiv) replacements, renewals, amendments and refinancings of any agreements described above so long as such replacement, renewals, amendments and refinancings are not materially more restrictive than the terms of the agreement being replaced, renewed, amended or refinanced, and (xv) restrictions in respect of assets that, taken as a whole, are immaterial, provided that in good faith judgment of the Borrower, such conditions would not have a material adverse effect on the ability of any Loan Party to satisfy its Obligations hereunder.

8.10       Prepayments of Specified Indebtedness and Amendments to Specified Indebtedness and Organizational Documents.

(a)               The Borrower will not, nor will it permit any Restricted Subsidiary to, optionally make any prepayment, repurchase, redemption, defeasance or otherwise retire or acquire for value (collectively, “prepayments”) any principal of Specified Indebtedness other than:

(i)                 prepayments in exchange for or from the proceeds of Qualified Equity Interests or Permitted Refinancing Indebtedness (provided that such proceeds or reduction in Indebtedness shall not increase the Available Amount);

(ii)               the Borrower and its Restricted Subsidiaries may make other prepayments from the Available Amount so long as immediately after giving effect thereto on a Pro Forma Basis, (x) no Event of Default shall have occurred and be continuing or be directly or indirectly caused as a result thereof and (y) the Borrower is in compliance with the financial covenants set forth in Section 8.11;

(iii)              the Borrower and its Restricted Subsidiaries may make other prepayments in lieu of Restricted Payments permitted by Section 8.07(j) (and which shall constitute usage of such provision for purposes of determining the amount of Restricted Payments permitted thereunder);

(iv)              the Borrower and its Restricted Subsidiaries may make other prepayments so long as immediately after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing or be directly or indirectly caused as a result thereof and (ii) the Consolidated Net Leverage Ratio is less than or equal to 3.75 to 1.00; and

(v)                the Borrower and its Restricted Subsidiaries may make other prepayments during a Collateral Suspension Period so long as no Event of Default shall have occurred and be continuing or be directly or indirectly caused as a result thereof.

(b)              Except during a Collateral Suspension Period, the Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify (i) the Senior Notes or any of their Organization Documents, in either case, in a manner that is, taken as a whole, materially adverse to the Lenders or (ii) any other Specified Indebtedness in a manner that would result in such Indebtedness having terms that would not have been permitted at the time of issuance pursuant to the provision of Section 8.01 pursuant to which such Indebtedness was issued.

8.11       Financial Covenants.

(a)              Consolidated Net Leverage Ratio. The Borrower shall not permit the Consolidated Net Leverage Ratio as of the end of any Fiscal Quarter (commencing as of the end of the first full Fiscal Quarter after the Closing Date) of the Borrower to be greater than (i) as of the end of any Fiscal Quarter during a Collateral Suspension Period, 3.50 to 1.00 and (ii) as of the end of any Fiscal Quarter during any other period the applicable ratio set forth below:

Fiscal Quarter Ending:	Maximum Permitted Level
After the Closing Date and on or prior to May 28, 2017	5.50 to 1.00
After May 28, 2017 and on or prior to February 25, 2018	5.25 to 1.00
After February 25, 2018 and on or prior to November 25, 2018	5.00 to 1.00
After November 25, 2018 and on or prior to August 25, 2019	4.75 to 1.00
After August 25, 2019	4.50 to 1.00

(b)             Consolidated Interest Coverage Ratio. The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the end of any Fiscal Quarter (commencing as of the end of the first full Fiscal Quarter after the Closing Date) of the Borrower to be less than 2.75 to 1.0.

8.12       Sanctions; Anti-Corruption Laws.

The Loan Parties will not permit any Loan or use the proceeds of any Credit Extension, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other individual or entity, or in any Designated Jurisdiction that at the time of such finding, (a) is the subject of any Sanctions; or (b) in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of any Sanctions.

The Loan Parties will not use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01       Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)             Non-Payment of Principal. The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Obligation when and as the same shall become due and payable (and in the currency required hereunder), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)             Non-Payment of Other Amounts. The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 9.01(a)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)             Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or incorrect in any material respect when made or deemed made;

(d)             Non-Compliance with Specific Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02(a), 7.03 (with respect to the Borrower’s existence), 7.08 or in Article VIII;

(e)             Other Non-Compliance. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article IX), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent;

(f)              Payment Default of Material Indebtedness. The Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(g)             Cross-Default to Material Indebtedness. Any event or condition (other than (1) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the disposition of the assets subject to such Lien so long as such disposition is permitted by this Agreement or (2) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Credit Extensions are used to make such repayment, repurchase or redemption) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h)             Involuntary Proceedings, Etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)              Voluntary Proceedings, Etc. Any Loan Party or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 9.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or such Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)              Inability to Pay Debts. The Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by insurance or other creditworthy indemnitor) shall be rendered against the Borrower or any Material Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)                ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)              Change of Control. A Change of Control shall occur;

(n)              Invalidity of Loan Documents. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in action or inaction based on such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(o)               other than as a result of the occurrence of a Collateral Suspension Period, any security interest and Lien purported to be created by any Collateral Document in respect of any material Collateral shall cease to be in full force and effect, or shall cease to give the Administrative Agent, for the benefit of the holders of the Obligations, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except for Permitted Liens and as otherwise expressly provided in this Agreement or in such Collateral Document)) in favor of the Administrative Agent, or shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority (except for Permitted Liens and as otherwise expressly provided in this Agreement or such Collateral Document) security interest in or Lien on Collateral with a fair market value in excess of $50,000,000 covered thereby.

9.02       Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)               declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)               declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)               require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)               exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03       Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and any L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payments of Obligations then owing under any Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE X

ADMINISTRATIVE AGENT

10.01    Appointment and Authority.

Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly provided in Section 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks and potential Cash Management Banks) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders authorize the Administrative Agent to enter into any Permitted Intercreditor Agreement and one or more intercreditor agreements with a Receivables Financier in connection with a Permitted Receivables Financing.

10.02     Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03     Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any such action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own bad faith, gross negligence, willful misconduct or material breach of this Agreement or any other Loan Document as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04     Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

10.06     Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower at all times other than during the existence of a Specified Event of Default (which consent shall not be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower at all times other than during the existence of a Specified Event of Default (which consent shall not be unreasonably withheld, conditioned or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and the acceptance of such appointment by the applicable Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of an L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations in such capacity hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07     Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08      No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

10.09     Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Lender or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

10.10     Collateral and Guaranty Matters.

Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, but subject to Section 11.20,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the aggregate Revolving Commitments and payment in full of the Obligations (other than (A) contingent indemnification obligations, tax gross-up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made that is unsatisfied and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (iii) as approved in accordance with Section 11.01, (iv) when such property is subject to Liens permitted under Section 8.02(e) (solely to the extent that the Administrative Agent’s Liens on such assets violate the terms of the documentation governing such Lien) and, to the extent relating to extensions, renewals or replacements of such Liens, Section 8.02(l) or Section 8.02(f) or (v) upon a Collateral Suspension Period;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.02(e); and

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or is designated an Unrestricted Subsidiary in accordance with Section 7.10(e).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11     Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank or Hedge Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Maturity Date.

ARTICLE XI

MISCELLANEOUS

11.01     Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)            no such amendment, waiver or consent shall:

(i)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)          postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv)          change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(v)           amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

(vi)          change (A) any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby, or (B) the definition of “Required Revolving A Lenders” without the written consent of each Revolving A Lender;

(vii)         except in connection with a transaction permitted under Section 8.05 or during a Collateral Suspension Period, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(viii)        release the Borrower without the consent of each Lender or, except in connection with a transaction permitted under Section 8.02 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(ix)           waive any condition set forth in Section 5.01 without the consent of each Lender.

(b)            unless also signed by each L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)            unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d)          unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; provided, further, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement and any guarantees, collateral security documents and related documents executed by any Loan Party to (A) cure any ambiguity, omission, defect or inconsistency, in each case, of a technical or immaterial nature, (B) comply with local Law or advice of local counsel or (C) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, so long as (x) in each case, such amendment, modification or supplement does not directly adversely affect any right of any Agent or Lender, and (y) with respect to clause (A) above, the Required Lenders shall not have objected in writing within five (5) Business Days of such amendment.

With respect to any matter requiring the approval of each Lender, each Lender directly and adversely affected thereby or other specified Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter.

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended nor any principal amount owed to such Lender reduced, or the maturity thereof extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.02     Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to any Loan Party, the Administrative Agent, Bank of America in its capacity as an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)            if to any other Lender, any Voting Participant or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders, the Voting Participants, and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, Voting Participant or L/C Issuer pursuant to Article II if such Lender, Voting Participant or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any Voting Participant, any L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party or such Agent Party’s material breach of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                Change of Address, Etc. Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent, L/C Issuer, Lender or Related Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03     No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04     Expenses; Indemnity; Damage Waiver.

(a)                Costs and Expenses. The Borrower and the Guarantors, jointly and severally, shall pay (A) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (in the case of legal fees and expenses, limited to the reasonable fees, charges and disbursements of one primary outside counsel for the Administrative Agent and if reasonably necessary or appropriate, one local counsel in each relevant jurisdiction to the extent in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) all reasonable out of pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (C) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (in the case of legal fees and expenses, limited to the fees, charges and disbursements of one primary outside counsel for all such persons taken as a whole (and, solely in the case of a conflict of interest, one additional counsel for all such persons taken as whole in each relevant jurisdiction) and if reasonably necessary or appropriate, one local counsel in each relevant jurisdiction (and solely in the case of a conflict of interest, one additional conflicts counsel)) in connection with the enforcement or protection of its rights to the extent (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                Indemnification by the Loan Parties. The Borrower and the Guarantors, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (in the case of legal fees and expenses, limited to the fees, charges and disbursements of one primary outside counsel for all such persons taken as a whole (and, solely in the case of a conflict of interest, one additional counsel for all such persons taken as whole in each relevant jurisdiction) and if reasonably necessary or appropriate, one local counsel in each relevant jurisdiction (and solely in the case of a conflict of interest, one additional conflicts counsel)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties to the extent arising out of, in connection with, or as a result of (A) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s material breach of its obligations hereunder or under any other Loan Documents of such Indemnitee, or (y) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Borrower or any other Loan Party and arises solely from a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an agent, arranger, bookrunner, L/C Issuer or other agency capacity and, in such case, excepting only such party). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                Payments. All amounts due under this Section shall be payable not later than ten Business Days after written (in reasonable detail) demand therefor.

(f)                 Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05     Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent permitted by applicable law and to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06     Successors and Assigns.

(a)                Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder (other than, except with respect to the Borrower, as a result of a transaction permitted under Section 8.03, 8.04 and 8.05) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                  Minimum Amounts.

(A)              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)              in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder) and $1,000,000 in the case of any assignment in respect of a Term Loan unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required if a Lender assigns to one or more of its Affiliates.

(ii)                Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans on a non-pro rata basis;

(iii)               Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or, with respect to the Revolving A Commitments, such assignment is to a Revolving A Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof in accordance with Section 11.02;

(B)              the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Incremental Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)              the consent of the L/C Issuers and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving A Loans and Revolving A Commitments (other than an assignment by a Revolving A Lender to any of its Affiliates).

(iv)               Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (to be paid by the assignor or assignee); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)               Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01 (subject to the requirements thereof, including Section 3.01(e)), 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)                Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e), it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Closing Date, (ii) is, by written notice to the Borrower and the Administrative Agent in substantially the form of Exhibit H (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant (such consents to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 11.06(b), it being understood and agreed that such consent is not required in connection with the sale of any participation to an existing Voting Participant; provided that the Borrower shall be deemed to have consented to any such sale of a participation unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (e), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.06(e) shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Administrative Questionnaire, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Borrower within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 11.06(e) or delivered in connection with any Voting Participant Notification (and for the avoidance of doubt the voting rights of any Voting Participant shall be appropriately reduced upon any reduction of such Voting Participant’s participation interest). The Borrower and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information set forth in Schedule 11.06(e), delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this clause (e) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to the Borrower or the Administrative Agent pursuant to this clause (e). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant (except to the extent of a sale of a participation otherwise in compliance with the terms of this Section 11.06(e)).

(f)                 Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender acting as an L/C Issuer or the Swing Line Lender assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, such Lender may, (i) upon thirty days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders (with such Lender’s consent) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (x) no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be, and (y) any successor L/C Issuer must be approved by the Administrative Agent (such approval to not be unreasonably withheld, conditioned or delayed). If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and the acceptance of such appointment by the applicable Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be. At the option of the Borrower, a successor L/C Issuer or another existing L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such resignation or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07     Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(d) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or an agreement referenced in clause (f) of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (which source is not known by the recipient to be in breach of confidentiality obligations with the Borrower or any Subsidiary). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by the recipient to be in breach of confidentiality obligations with such Loan Party or any Subsidiary). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08     Rights of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09     Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10     Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or an L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11     Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made) or any Letter of Credit shall remain outstanding and not Cash Collateralized.

11.12     Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, a L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13     Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)                such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                such assignment does not conflict with applicable Laws; and

(e)                in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent;

provided that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14     Governing Law; Jurisdiction; Etc.

(a)                GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees (on behalf of itself and its Affiliates), that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the L/C Issuers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger, any L/C Issuer nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. Each of the Loan Parties hereby agrees that it will not claim that any of the Administrative Agent, Arrangers, L/C Issuers or Lenders and their respective affiliates owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.

11.17     Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.18     USA PATRIOT Act Notice.

Each Lender that is subject to the Patriot Act ~~(as hereinafter defined)~~ and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.19     Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

11.20     Release of Collateral and Guaranty Obligations.

(a)                Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any sale, disposition or Permitted Receivables Financing permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Borrower, take such actions as shall be reasonably required to release its security interest in any Collateral sold or disposed of (or sold, conveyed or contributed to any Permitted Receivables Financing, including, without limitation, entering into a customary intercreditor agreement with a Receivables Financier), and to release any Guaranty under any Loan Document of any Person sold or disposed of (and to release any Liens with respect to assets of such Person, release such Person from all Loan Documents such Person is a party to and release any other Obligations of such Person arising under the Loan Documents), upon consummation of such sale or disposition in accordance with the Loan Documents in each case, other than any sale or disposition to another Loan Party.

(b)                Notwithstanding anything to the contrary contained herein or in any other Loan Document, at such time as (1) a Collateral Suspension Period is continuing or (2) (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations (other than contingent obligations for which no claim has been asserted) shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated or (ii) fully Cash Collateralized, and (d) the Commitments shall have expired or been terminated in full, the Administrative Agent’s Lien and the Collateral is automatically released and the Administrative Agent shall at the expense of the Borrower take such actions as shall be reasonably required to evidence the release of its security interest in all Collateral and to release any Guaranty under any Loan Document.

(c)                Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower, (x) in connection with any Indebtedness permitted by Section 8.01(d) hereof (solely to the extent required in writing by the holder of any related Lien permitted pursuant to Section 8.02(e) hereof), the Administrative Agent shall (without notice to, or vote or consent of, any Lender), at the expense of the Borrower, take such actions as shall be reasonably required to release its security interest in any Collateral subject to such Lien, (y) upon designation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 7.10(e) hereof, release the Guaranty under any Loan Document of any such designated Unrestricted Subsidiary and release any Liens granted by such designated Unrestricted Subsidiary and release such designated Unrestricted Subsidiary from all Loan Documents such designated Unrestricted Subsidiary is a party to and release all Obligations of such designated Unrestricted Subsidiary arising under the Loan Documents and (z) in connection with any Liens permitted by Section 8.02(f), the Administrative Agent shall release its Liens on any assets subject to such Liens permitted under Section 8.02(f), to the extent that the Administrative Agent’s Liens on such assets violate the express terms of the documentation governing such Lien.

11.21     Entire Agreement.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.22     Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.

Solely to the extent ~~any Lender or L/C Issuer that is an EEA~~an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)                           the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any Lender or L/C Issuer that is an ~~EEA~~Affected Financial Institution; and

(ii)                          the effects of any Bail-In Action on any such liability, including, if applicable:

(A)	a reduction in full or in part or cancellation of any such liability;

(B)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

11.23     Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)               In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)             As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.24     ~~11.23~~ Waiver of Borrower Rights.

Each Loan Party acknowledges and agrees that, to the extent the provisions of the Agricultural Credit Act of 1987, including 12 U.S.C §§ 2199 through 2202e, and the implementing Farm Credit Administration regulations, 12 C.F.R. § 617.7000, et seq. (collectively, the “Farm Credit Law”) apply to such Loan Party or to the transactions contemplated by this Agreement, such Loan Party hereby irrevocably waives all Borrower Rights, including all statutory or regulatory rights of a borrower to disclosure of effective interest rates, differential interest rates, review of credit decisions, distressed loan restructuring, and rights of first refusal. Each Loan Party acknowledges and agrees that the waiver of Borrower Rights provided by this Section ~~11.23~~11.24 is knowingly and voluntarily made after such Loan Party has consulted with legal counsel of its choice and has been represented by counsel of its choice in connection with the negotiation of this Agreement and waiver of such Loan Party set forth in this Section ~~11.23.~~11.24. Each Loan Party acknowledges that its waiver of Borrower Rights set forth in this Section ~~11.23~~11.24 is based on its recognition that such waiver is material to induce commercial banks and other non-Farm Credit Systems institutions to participate in the extensions of credit contemplated by this Agreement and to provide extensions of credit to such Loan Party. Nothing contained in this Section ~~11.23,~~11.24, nor the delivery to any Loan Party of any summary of any rights under, or any notice pursuant to, the Farm Credit Law shall be deemed to be, or be constructed to indicate the determination or agreement by any Loan Party, any Agent, or any Lender that the Farm Credit Law, or any rights thereunder, are or will be applicable to any Loan Party or to the transactions contemplated by this Agreement. It is the intent of the Loan Parties that the waiver of Borrower Rights contained in this Section ~~11.23~~11.24 complies with and meets all of the requirements of 12 C.F.R § 617.7010(c).

11.25        Certain ERISA Matters.

(a)                Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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